UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

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☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

SL INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount  Laurel, New Jersey 08054
_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held January __ , 2011
_________________

To The Holders of Our Common Stock:

We invite you to attend our annual shareholders’ meeting on January __, 2011 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York at [______] A.M., Eastern Time.  At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and vote on the following matters:

1.	To elect six (6) directors until the next annual meeting in 2011 or until their successors have been elected and qualified;

2.
To approve an amendment of the Company’s 2008 Incentive Stock Plan to increase the number of shares of the Company’s common stock, $0.20 par value per share (the “Common Stock”) subject to the 2008 Incentive Stock Plan from 315,000 shares to [_________] shares;

3.	To change the Company’s state of incorporation from New Jersey to Delaware though a migratory merger with a wholly owned subsidiary of the Company (the “Migratory Merger”);

4.
To approve the amendment of the Certificate of Incorporation of the Company to (a) effect a reverse stock split at a ratio of 1-for-[____] on a date set at the Board’s discretion, but prior to [_________], (the “Reverse Split”) such that (i) shareholders owning of record fewer than [____] shares of Common Stock will have all such shares cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date for the Reverse Split for each share of Common Stock held of record prior to the Reverse Split, and (ii) shareholders owning of record [____] or more shares of Common Stock will have those shares held by them which are not converted into whole shares by the Reverse Split cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date for the Reverse Split for each share of Common Stock held of record prior to the Reverse Split; and (b) immediately follow the Reverse Split with a forward stock split at a ratio of [____]-for-1 (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”);

5.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2010; and

6.	Any other matters that properly come before the meeting.

This booklet includes a formal notice of the meeting and the proxy statement.  The proxy statement tells you more about the agenda and procedures for the meeting.  It also describes how our Board of Directors operates and gives personal information about our director nominees.

i

Only record holders of SL Industries, Inc. Common Stock at the close of business on December 6, 2010 will be entitled to vote on the foregoing matters at the annual meeting.  Even if you only own a few shares of Common Stock, we want your shares to be represented at the annual meeting.  Your vote is important regardless of the number of shares you own.  I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.

We have also provided you with the exact place and time of the meeting if you wish to attend in person.

Sincerely yours,

/s/ Louis Belardi

LOUIS BELARDI
Secretary

Mount Laurel, New Jersey
December ___, 2010

ii

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
SHAREHOLDER MEETING TO BE HELD ON JANUARY __, 2011.

This Notice of Annual Meeting and Proxy Statement along with the SL Industries, Inc. Annual Report on Form 10-K  and Amendment No. 1 thereto (without exhibits) for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2010 (without exhibits) are available on the Internet at: [www._________________].

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SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount  Laurel, New Jersey 08054
(856) 727-1500

PROXY STATEMENT

Introduction

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SL Industries, Inc., a New Jersey corporation (the “Company”) of proxies in the accompanying form to be used at the Annual Meeting of Shareholders of the Company to be held on January __, 2011, and any adjournment or postponement thereof (the “Meeting”).  This Proxy Statement, the accompanying form of proxy, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Annual Report”) (without exhibits), and the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2010 (the “Third Quarter 10-Q”) (without exhibits) are being mailed to shareholders on or about December ___, 2010.  The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Meeting.

Meeting of Shareholders

The Meeting will be held at [the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street,] New York, New York on January __, 2011 at ____ A.M., Eastern Time.

Record Date and Voting

The Board has fixed the close of business on December 6, 2010, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting.  Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting.  On the Record Date, there were______ shares of the Company’s common stock, $0.20 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.

Purposes of the Meeting

The purposes of the Meeting are to vote upon (i) the election of six (6) directors to serve until the next annual meeting in 2011, or until their successors have been duly elected and qualified (Proposal 1), (ii) the amendment of the Company’s 2008 Incentive Stock Plan (the “2008 Plan”) to increase the number of shares of our Common Stock subject to the 2008 Plan from 315,000 shares to [_________] shares (the “2008 Plan Amendment”) (Proposal 2), (iii) to change the Company’s state of incorporation from New Jersey to Delaware though a migratory merger with a wholly owned subsidiary of the Company (Proposal 3), (iv) to (a) effect a reverse stock split at a ratio of 1-for-[____] on a date set at the Board’s discretion, but prior to [_________], (the “Reverse Split”) such that (1) shareholders owning of record fewer than [____] shares of Common Stock will have all such shares cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date for the Reverse Split for each share of Common Stock held of record prior to the Reverse Split, and (2) shareholders owning of record [____] or more shares of Common Stock will have those shares held by them which are not converted into whole shares by the Reverse Split cancelled and converted into the right to receive an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the effective date for the Reverse Split for each share of Common Stock held of record prior to the Reverse Split; and (b) immediately follow the Reverse Split with a forward stock split at a ratio of [____]-for-1 (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”) (Proposal 4), (v) the ratification of Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010 (Proposal 5) and (v) such other business as may properly come before the Meeting.

Quorum and Required Vote

Under the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the purpose of acting on the matters referred to in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement and any other proposals that may properly come before the Meeting.  Broker non-votes and abstentions will be counted only for the purpose of determining whether a quorum is present at the Meeting.  Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board (Proposal 1).  For the Proposals 3 and 4 to be approved, the affirmative vote of the holders of 75% or more of the outstanding Common Stock is required for approval. For the Proposals 2 and 5 to be approved, the affirmative vote of a majority of the votes cast is required for approval.  Please note that starting this year, the rules that determine how your broker can vote your shares have changed.  Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote.  You must provide your broker with voting instructions so that your vote will be counted.

Brokers that do not receive instructions from the beneficial owners of shares of Common Stock being voted are not entitled to vote on any proposal at the Meeting other than to ratify the appointment of Grant Thornton LLP as the Company’s independent accountants (Proposal 5).  Broker non-votes will have no effect on the outcome of the election of directors (Proposal 1) or the approval of the 2008 Plan Amendment (Proposal 2).  Abstentions and broker non-votes will not be considered a vote cast, but will be considered a vote against the Migratory Merger (Proposal 3) and the Reverse/Forward Split (Proposal 4).

Proxies

The Board requests your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote “FOR” all, some or none of the director nominees.  You may also vote “FOR” or against the other proposal or abstain from voting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Meeting.  Each proxy in that form that is properly signed and received prior to the Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board’s recommendations.

The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Shareholders and with respect to any other matters which may properly come before the Meeting.  As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting of Shareholders.

A shareholder who has given a proxy may revoke it by voting in person at the Meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting.

Only holders of Common Stock, their proxy holders, and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of the Common Stock as of December 6, 2010 as acceptable proof of ownership.

Costs of Solicitation

The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation, and may be made in person or by telephone or email.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.  The Company has retained Mackenzie Partners, Inc. to assist the Company in the solicitation of proxies for a fee of [$________] plus expenses.

Certain Financial Information

Please take note that the Company’s 2009 Annual Report and Amendment No. 1 thereto, and the Third Quarter 10-Q are available on the Internet along with this Proxy Statement at [www.____________________].

Any shareholder of the Company may obtain without charge copies of the 2009 Annual Report, the Third Quarter 10-Q and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the Corporate Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company has one class of directors, each serving a one-year term.  Directors elected at the Meeting will serve until the 2011 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has nominated each of the directors for re-election.

Information with Respect to Nominees and Directors

Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years.  There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has adopted independence standards for directors that conform to the standards required by the NYSE Amex (formerly, the American Stock Exchange) for listed companies.  Based on the Company’s director independence standards, the Board has affirmatively determined that each of the nominees, other than Messrs. Kassan, Lichtenstein, and McNamara is independent, including each of the non-management directors, consisting of Messrs. Schwarz, Gray and Risher.  Mr. Henderson, who resigned as a director on March 30, 2010, was not an independent director and was not a member of any Board committee. Mr. Baumgardner, who resigned as a director on June 21, 2010, was an independent director and was a member of the Audit Committee and Nominating and Corporate Governance Committee.

Name	Age	Current Offices with the Company	Director Since
Glen M. Kassan(1)	66	Chairman, Director	2002
Mark E. Schwarz(1) (3)(4)	49	Director	2002
Avrum Gray(2)(3)(4)	74	Director	2002
James A. Risher(2)(3)	67	Director	2003
John H. McNamara, Jr.	46	Director	2008
Warren G. Lichtenstein	44	Director	2010
			2002-2008
			1993-1997

(1)	Member of Executive Committee.

(2)	Member of Audit Committee.

(3)	Member of Compensation Committee.

(4)	Member of Nominating and Corporate Governance Committee.

The Company believes that the collective skills, experiences and qualifications of its directors provides the Board with the expertise and experience necessary to advance the interests of the Company’s shareholders.  While the Board has not established any specific, minimum standards that must be met by each director, it uses a variety of criteria to evaluate directors’ qualifications.  In addition to the individual attributes of each director described below, the Company believes directors must exhibit the highest standards of professional and personal ethics and values. Directors should also possess a broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value, have no current or potential conflict of interest, devote sufficient time to carry out his/her duties and have the ability to provide insight and practical wisdom based on past experience.

Business Background

The following is a summary of the business experience of each of the persons named above and the primary aspects of their experience, qualifications, attributes or skills that led to the conclusion that each individual is qualified to serve on the Board:

Glen M. Kassan was elected as Chairman of the Board on May 14, 2008 and was Vice Chairman of the Board from August 2005 until May 2008. Mr. Kassan has served as a director on the Board since January 2002 and previously served as President of the Company from February 2002 until August 2005. He is a Managing Director and operating partner of Steel Partners LLC (“Steel Partners”), a global management firm, and has been associated with Steel Partners and its affiliates since August 1999.  Steel Partners is the manager of Steel Partners Holdings L.P. (“SPH”), a global diversified holding company that has engaged or held interests in a variety of operating businesses through its subsidiary companies since July 2009.  Mr. Kassan served as the Vice President, Chief Financial Officer and Secretary of WebFinancial L.P. (“WebFinancial”), a predecessor entity of SPH, from June 2000 to April 2007.  Mr. Kassan has served as a director of WHX Corporation (“WHX”) since July 2005 and as the Vice Chairman of the Board and Chief Executive Officer of WHX since October 2005.   He was a director of United Industrial Corporation (“UIC”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from October 2002 to November 2007.  As a result of these and other professional experiences, we believe Mr. Kassan is qualified to serve as Chairman of the Board due to his years of leadership experience in other manufacturing, industrial and other public companies having attributes similar to our Company as well as the expertise he possesses in capital markets and corporate finance.

Mark E. Schwarz was elected as a director on January 24, 2002. He is the Chairman of the Board, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P. (“NCM”), which is the general partner of Newcastle Partners, L.P., a private investment firm he founded in 1993. Mr. Schwarz presently serves as Executive Chairman of the Board of Directors of Hallmark Financial Services, Inc. (“Hallmark”), a specialty property and casualty insurer. He was elected Executive Chairman of Hallmark in August 2006. He served as Chief Executive Officer of Hallmark from January 2003 until August 2006, and as President from November 2003 through March 2006. Mr. Schwarz has, since February 2004, served as the Chairman of the Board of Directors of Pizza Inn, Inc., an operator and franchisor of pizza restaurants and has served on its Board of Directors since December 2002. Mr. Schwarz has, since September 2004, served as Chairman of the Board of Directors of Bell Industries, Inc., a company primarily engaged in providing computer systems integration services and has served on its board of directors since 2000. Mr. Schwarz was appointed the Chief Executive Officer of Wilhelmina International, Inc., a talent representation company, in April 2009 and has served as its Chairman of the Board since June 2004. Mr. Schwarz served as a director of MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records, from 2007 to 2009, and Nashua Corporation, a manufacturer of specialty papers, labels and printing supplies, from 2001 to 2009. Within the past five years, Mr. Schwarz was a director of WebFinancial and Vesta Insurance Group, Inc.  With nearly 20 years experience as an investment manager and a business executive, Mr. Schwarz brings significant leadership, financial expertise, operational skills and public company board of directors and executive experience to the Board.  Through investments made by NCM and its affiliates, Mr. Schwarz has broad and substantial experience analyzing and advising public companies, including with respect to issues such as corporate governance, capital raising, capital allocation and general operational and business strategy, and has been closely involved in the operations of companies across a range of industries in both director and executive capacities.  As a result of these and other professional experiences, the Company has concluded that Mr. Schwarz is qualified to serve as a director.

Avrum Gray was elected as a director on May 23, 2002. Mr. Gray is the Chairman of G-Bar Limited Partnership, one of the nation’s largest independent options trading firms and a leading specialist in computer-based arbitrage activities in the derivative markets, and has held this position since 1982. From 2000 until December 2009, Mr. Gray was a director of Nashua Corporation, a specialty paper, label and printing supplies manufacturer. From 1999 until December 2009 Mr. Gray was a director of the LGL Group, Inc. (formerly the Lynch Corporation), a holding company with subsidiaries engaged in manufacturing and distributing frequency control devices and other equipment. From 2003 to 2009, Mr. Gray was a director of Material Sciences Corporation, a materials solution provider. Mr. Gray is the former Chairman of the Board of Lynch Systems, Inc., a glass press supplier to the television and computer industry, and a former Chief Executive Officer of Alloy Consolidated Industries, a privately held manufacturer of components and devices for the automotive aftermarket. Additionally, Mr. Gray has been Chairman of the Board of Spertus College, as well as a board member of the Illinois Institute of Technology, the Stuart School and a number of philanthropic organizations, including the Jewish Federation of Chicago. As a result of these and other professional experiences, the Company has concluded Mr. Gray is qualified to serve as a director based on his positions of leadership in other public and private companies.

James A. Risher was elected as a director on May 29, 2003. Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998. Mr. Risher has served as a director of Del Global Technologies Corp. (“Del Global”) since April 2005. He was also the President and Chief Executive Officer of Del Global from August 2006 through August 2009. From February 2001 to May 2002, Mr. Risher served as Chairman of the Board and Chief Executive Officer of BlueStar Battery Systems International, Inc. (“BlueStar”), a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets. BlueStar filed CCAA (a petition for reorganization under Canadian bankruptcy laws) in August 2001, and a plan of reorganization was approved in November 2001. From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry. He also served as Chairman of the Board of Exide from December 1997 to July 1998. Mr. Risher was also a director of Wilhelmina International, Inc. (formerly, New Century Equity Holdings Corp.) from October 2004 until January 2010.  As a result of these and other professional experiences, including numerous leadership positions in other public and private companies, as well as his knowledge of the Company and the industries in which it operates, the Company has concluded that Mr. Risher is qualified to serve as a director.

John H. McNamara, Jr. was elected as a director on May 14, 2008. He is a Managing Director and investment professional of Steel Partners and has been associated with Steel Partners and its affiliates since May 2006.  Mr. McNamara has served as a director of WHX since February 2008.  He has served as a director of Fox & Hound Restaurant Group, an owner and operator of entertainment restaurants since April 2008.  Mr. McNamara has served as Chairman of the Board of WebBank, a Utah-chartered industrial bank that is a wholly-owned subsidiary of SPH, since May 2009. Mr. McNamara also served as a director of WebFinancial, a predecessor entity of SPH, from April 2008 to December 2008 and was its Chief Executive Officer from June 2008 to December 2008.  Prior to working at Steel Partners, Mr. McNamara was a Managing Director and Partner at Imperial Capital LLC, an investment banking firm, which he joined in 1995.  As a member of its Corporate Finance Group, Mr. McNamara provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings.  Mr. McNamara began his career at Bay Banks, Inc., a commercial bank, where he served in lending and work-out capacities. As a result of these and other professional experiences, we believe Mr. McNamara is qualified to serve as a member of the Board due to his leadership experience in other public companies and extensive expertise in corporate finance, particularly in the areas of mergers and acquisitions, restructuring and refinancing.

Warren G. Lichtenstein was elected as a director on March 30, 2010 to fill the vacancy created by the resignation of James R. Henderson. From February 2002 until August 2005, Mr. Lichtenstein served as Chief Executive Officer of the Company. Mr. Lichtenstein had previously served as a director of the Company from January 2002 to May 2008 and from 1993 to 1997. Mr. Lichtenstein is the Chairman of the Board and Chief Executive Officer of Steel Partners.  Mr. Lichtenstein has been associated with Steel Partners and its affiliates since 1990. Mr. Lichtenstein has been the Chairman of the Board and Chief Executive Officer of SPH since July 2009. He is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China. He also co-founded Steel Partners II, L.P., a private investment partnership that is now a wholly owned subsidiary of SPH in 1993.  Mr. Lichtenstein served as a director, and former Chairman of the Board of the UIC from May 2001 to November 2008. Mr. Lichtenstein has served as a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008. He also served as the Chairman of the Board, President and Chief Executive Officer of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009.  Mr. Lichtenstein has also served as Chairman of the Board of WHX since July 2005. Mr. Lichtenstein served as a director of WebFinancial, a predecessor entity of SPH, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003. Mr. Lichtenstein served as director (formerly Chairman of the Board) of UIC from May 2001 to November 2007. He served as director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008. Mr. Lichtenstein served as director of Layne Christensen Company, a provider of products and services for the water, mineral and energy markets, from January 2004 to October 2006. He served as director of BKF Capital Group, Inc., the parent company of John A Levin & Co., an investment management firm from 2005 to 2006. Mr. Lichtenstein served as director of WebFinancial Corporation, a consumer and commercial lender, from 1996 to June 2005.  As a result of these and other professional experiences, we believe Mr. Lichtenstein is qualified to serve as member of the Board due to his expertise in corporate finance, his experience in managing private investment funds and his related service as a director of, and advisor to, a diverse group of public companies, including other companies having attributes similar to the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

Executive Officers who are not Directors

William T. Fejes, Jr., 54, has served as Chief Executive Officer and President of the Company since June 29, 2010. From 2007 until April 2010, Mr. Fejes was the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length. Prior to joining Seakeeper, Inc., Mr. Fejes was the President, Chief Executive Officer and a Director of TB Wood's Corporation, a public company that designs, manufactures and markets industrial power transmission components, with plants in the United States, Mexico and Italy, from 2004 to 2007.  Mr. Fejes also held various executive and management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, for 18 years.  Mr. Fejes is a director of Broadwind Energy, a public company for which he also serves as the Chairman of the Governance / Nominating Committee and as a member of the Audit Committee. From 2008 to 2010, Mr. Fejes was a Director of Automation Solutions, Inc., a privately held distributor of factory automation equipment.

Louis Belardi, 59, has served as Chief Financial Officer of the Company since August 30, 2010, and as the Company’s Secretary and Treasurer since July 2010.  Mr. Belardi previously served as the Corporate Controller of the Company from 2004 until August 30, 2010, during which time he was responsible for management of the Company's corporate accounting, SEC reporting functions and Sarbanes Oxley compliance.   Prior to joining the Company, Mr. Belardi was a partner in his own management consulting firm that specialized in providing financial consulting to public corporations.   Before entering consulting, he was promoted through several financial roles to the position of Vice President Finance and Administration at Aydin Corporation, now part of L-3 Communications.   Mr. Belardi started his career at Price Waterhouse.

Director Compensation

Director compensation is more fully described below in the “Director Compensation Table” located in the “Executive Compensation” portion of this Proxy Statement.

Board Committees and Meetings

The Board met on three occasions during the year ended December 31, 2009 and acted by written consent on four occasions.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served.  There are four committees of the Board: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders.  One director attended the 2009 Annual Meeting of Shareholders.

Executive Committee

The Executive Committee has and may exercise all the authority of the Board, except that the Executive Committee cannot make, alter or repeal any By-Law of the Company, elect or appoint any director or remove any officer or director, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution previously adopted by the Board, which by its terms is amendable or repealable only by the Board.  The members of the Executive Committee during 2009 were Glen M. Kassan and Mark E. Schwarz.  The Executive Committee did not meet during the fiscal year ended December 31, 2009.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has adopted a written charter, which is available on the Company’s website at www.slindustries.com.  The adequacy of the charter has been reviewed and assessed by the Audit Committee on an annual basis.  The members of the Audit Committee during 2009 were Avrum Gray, James A. Risher and J. Dwane Baumgardner, each of whom is independent under the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE Amex.  Mr. Baumgardner resigned as a director in June 2010.  In addition, the Board has determined that Avrum Gray, the Chairman of the Audit Committee and a non-management director, is an audit committee financial expert serving on the Audit Committee.  The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s financial reporting activities.  The Audit Committee annually selects independent public accountants to serve as auditors of the Company’s books, records and accounts. The Audit Committee reviews the scope of the audits performed by such auditors, the audit reports prepared by them and discusses with the auditors those matters required to be discussed by Statement on Auditing Standards No. 61.  The Audit Committee also reviews and monitors the Company’s internal accounting procedures and discusses the Company’s Audited Financial Statements with management.  A report from the Audit Committee is also included in this Proxy Statement.  See “Report of the Audit Committee”.  The Audit Committee met on five occasions during the fiscal year ended December 31, 2009 and acted by written consent on one occasion.

Compensation Committee

The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee has adopted a written charter, which is available on the Company’s website at www.slindustries.com.  The members of the Compensation Committee are James A. Risher, Mark E. Schwarz and Avrum Gray.  Each member of the Compensation Committee meets the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE Amex.  A report from the Compensation Committee is also included in this Proxy Statement.  The Compensation Committee met on one occasion during the fiscal year ended December 31, 2009 and acted by written consent on one occasion.

The Compensation Committee has the ultimate authority to determine compensation of the Company’s executive officers, but may form and delegate authority to subcommittees when appropriate. The Compensation Committee’s procedures for considering and determining executive and director compensation are detailed in “Executive Compensation” provided below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends criteria for service as a director, reviews candidates and recommends appropriate governance practices and compensation for directors.  The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Company’s website at www.slindustries.com.  The members of the Nominating and Corporate Governance Committee during 2009 were Mark E. Schwarz, Avrum Gray and J. Dwane Baumgardner.  Each member of the Nominating and Corporate Governance Committee meets the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE Amex.  Mr. Baumgardner resigned as a director in June 2010.  The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2009 but acted by written consent on one occasion.

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and identifies potential candidates to serve as directors, to the extent there are vacancies on the Board.  The Nominating and Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Board, business contacts, community leaders, third-party advisory services and members of management.  The Nominating and Corporate Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company’s By-Laws, and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).  The Nominating and Corporate Governance Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.

In considering Board candidates, members of the Nominating and Corporate Governance Committee take into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge and skills.  The Nominating and Corporate Governance Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses.  It is the policy of the Board that at all times at least a majority of its members meet the standards of independence promulgated by the NYSE Amex and the SEC.  Additionally, the Nominating and Corporate Governance Committee will consider the number of boards on which the candidate already serves when assessing whether the candidate has the appropriate time to devote to service on the Board.

Shareholders wishing to bring a nomination for a director candidate prior to a shareholders meeting must give written notice to Louis Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054, either by personal delivery or by United States mail, postage prepaid.  The shareholder’s notice must be received by the Secretary not later than the close of business on the 120th calendar day prior to the anniversary date on which notice of the prior year’s annual meeting was first mailed to shareholders.  The shareholder’s written notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such shareholder, as they appear on the Company’s books. With respect to such beneficial owner, the written notice should also set forth (i) the class and number of shares of the Common Stock that are owned beneficially and of record by such shareholder and such beneficial owner; and (ii) a representation that the shareholder is a holder of record of shares of the Common Stock and intends to appear in person or by proxy at the meeting to propose such business.

The Nominating and Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee.  A member of the Nominating and Corporate Governance Committee will contact for further review those candidates who the Committee believes are qualified, who may fulfill a specific Board need, and who would otherwise best make a contribution to the Board.  If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating and Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Except as set forth above, the Nominating and Corporate Governance Committee does not have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders).

Board Leadership

The Company currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the Company's strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. The Company believes that this separation of duties allows the Chief Executive Officer and Chairman to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to the future success of the Company. While the Company's By-Laws and Corporate Governance Guidelines do not require that the Chief Executive Officer and Chairman positions be separate, the Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk management oversight role, the Board encourages full and open communication between management and the Board. The Company's Chairman meets periodically with the President and Chief Executive Officer and other members of management to discuss strategy and risks facing the Company. Senior management attends board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board periodically receives presentations from senior management on strategic matters involving the Company's operations to enable it to understand the Company's risk identification, risk management and risk mitigation strategies.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Audit Committee assists the Board in overseeing risk management in the areas of compensation policies and programs, the Nominating and Corporate Governance Committee manages risk associated with manages risks associated with the independence of the Board, Board organization, membership and structure and potential conflicts of interest.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics (the “Code”) that applies to all of its directors, officers and employees.  The Code is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code.  The Code has been filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and is available on the Company’s website at www.slindustries.com.  The Code may also be requested in print, without charge, by writing to: Louis Belardi, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.  Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.slindustries.com.

Procedures for Contacting Directors

The Company has adopted a procedure by which shareholders may send communications to one or more directors by writing to such director(s) or to the whole Board, care of the Corporate Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.  Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC and the NYSE Amex.  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that during the fiscal year ended December 31, 2009, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements, except for (a) Mr. Gray’s inadvertent late filing of one Form 4, reporting one transaction, (b) the inadvertent late filing of one Form 5 by Mr. Taylor reporting  non-derivative securities acquired through activity in the Company sponsored 401(k) plan, and (c) the inadvertent late filing of one Form 5 by Mr. Nuzzo reporting  non-derivative securities acquired through activity in the Company sponsored 401(k) plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding ownership of the Common Stock, as of December 6, 2010 (except as otherwise noted), by: (i) each person or entity (including such person’s or entity’s address) who is known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each of the Company’s directors and nominees for director who beneficially owns shares of Common Stock; (iii) each of the Company’s current Named Executive Officers (as defined under the Executive Compensation section of this Proxy Statement) who beneficially owns shares of Common Stock; and (iv) all executive officers and directors as a group.  The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.  Unless otherwise indicated, the address for all of the executive officers, directors and shareholders named below is c/o SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Owned(2)

GAMCO Investors, Inc. et al One Corporate Center Rye, NY 10580-1435	965,449 (3)	20.4%

Steel Partners II, L.P. 590 Madison Avenue 32nd Floor New York, NY 10022	927,231(4)	19.6%

Wellington Management Company, LLP Wellington Trust Company, NA 75 State Street Boston, MA 02109	463,600 (5)	9.8%

Warren G. Lichtenstein	937,531 (4)(6)	19.8%

Glen M. Kassan	0 (4)	*

Mark E. Schwarz	26,123 (7)	*

Avrum Gray	42,452 (8)	*

James A. Risher	0	*

John H. McNamara, Jr.	0	*

William T. Fejes, Jr.	233(9)	*

Louis Belardi	3,708(10)	*

All Directors and Executive Officers as a Group	1,010,047(11)	21.2%

* Less than one percent (1%)

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  Under such rules, shares are deemed to be beneficially owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares.  Except as otherwise indicated, and subject to community property laws where applicable, the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such option or warrant, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(2)	Based upon 4,729,863 shares outstanding as of November 15, 2010.

(3)
Based upon a Schedule 13D/A Amendment No. 41 filed on October 20, 2010 with the SEC by Mario J. Gabelli (“Mario Gabelli”) and various entities that he directly or indirectly controls or for which he acts as chief investment officer.  These entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner of various private investment partnerships.  Certain of these entities may also make investments for their own accounts. This Schedule 13D/A Amendment No. 41 was filed by one or more of the following persons: GGCP, Inc.  (“GGCP”), GGCP Holdings LLC (“GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”),  Teton Advisors, Inc.  (“Teton Advisors”), Gabelli Securities, Inc (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”),  MJG-IV Limited Partnership (“MJG-IV”)  and Mario Gabelli. GGCP makes investments for its own account and is the manager and member of GGCP Holdings which is the controlling shareholder of GBL.  GBL, a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including those named below.

GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”). GAMCO is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others.

GSI, a majority-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act and serves as a general partner or investment manager to limited partnerships and offshore investment companies and other accounts.  As a part of its business, GSI may purchase or sell securities for its own account.  GSI is a general partner or investment manager of a number of funds or partnerships, including Gabelli Associates Fund, L.P., Gabelli Associates Fund II, L.P., Gabelli Associates Limited II E, ALCE Partners, L.P., Gabelli Capital Structure Arbitrage Fund LP, Gabelli Capital Structure Arbitrage Fund Limited, Gabelli Intermediate Credit Fund, L.P., Gabelli Japanese Value Partners L.P., GAMA Select Energy + L.P., GAMCO Medical Opportunities L.P., GAMCO Long/Short Equity Fund, L.P., Gabelli Multimedia Partners, L.P. and Gabelli International Gold Fund Limited and Gabelli Green Long/Short Fund, L.P..  Gabelli & Company, a wholly-owned subsidiary of GSI, is a broker-dealer registered under the Exchange Act, which as a part of its business regularly purchases and sells securities for its own account.

Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company. Gabelli Funds is an investment adviser registered under the Advisers Act, which presently provides discretionary managed account services for The Gabelli Equity Trust Inc., The Gabelli Asset Fund, The GAMCO Growth Fund, The Gabelli Convertible and Income Securities Fund Inc., The Gabelli Value Fund Inc., The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli ABC Fund, The GAMCO Global Telecommunications Fund, GAMCO Gold Fund, Inc., The Gabelli Global Multimedia Trust Inc., The GAMCO Global Convertible Securities Fund, Gabelli Capital Asset Fund, GAMCO International Growth Fund, Inc., The GAMCO Global Growth Fund, The Gabelli Utility Trust, The GAMCO Global Opportunity Fund, The Gabelli Utilities Fund, The Gabelli Blue Chip Value Fund, The GAMCO Mathers Fund, The Gabelli Woodland Small Cap Value Fund, The Comstock Capital Value Fund, The Gabelli Dividend and Income Trust, The Gabelli Global Utility & Income Trust, The Gabelli Global Gold, Natural Resources & Income Trust, The Gabelli Global Deal Fund, Gabelli Enterprise M&A Fund, The Gabelli SRI Green Fund, Inc. and The Gabelli Healthcare & Wellness Rx Trust (collectively, the “Funds”), which are registered investment companies.

Teton Advisors, an investment adviser registered under the Advisers Act, provides discretionary advisory services to The GAMCO Westwood Mighty Mites Fund, The GAMCO Westwood Income Fund and The GAMCO Westwood SmallCap Equity Fund.

MJG Associates provides advisory services to private investment partnerships and offshore funds.  Mario Gabelli is the sole shareholder, director and employee of MJG Associates.  MJG Associates is the Investment Manager of Gabelli International Limited and Gabelli Fund, LDC.  Mario Gabelli is the general partner of Gabelli Performance Partnership, LP.

The Foundation is a private foundation. Mario Gabelli is the Chairman, a Trustee and the Investment Manager of the Foundation. Elisa M. Wilson is the President of the Foundation.

Mario Gabelli is the controlling stockholder, Chief Executive Officer and a director of GGCP and Chairman and Chief Executive Officer of GBL. Mario Gabelli is also a member of GGCP Holdings. Mario Gabelli is the controlling shareholder of Teton.

The aggregate number of securities to which Schedule 13D Amendment No. 41 relates includes the following Shares deemed to be owned beneficially by the following: 84,200 Shares held by Gabelli Funds, 678,749 Shares held by GAMCO, 201,300 Shares held by Teton Advisors and 1,200 Shares held by the Foundation.  The foregoing persons do not admit to constituting a group within the meaning of Section 13(d) of the Exchange Act.  Mario Gabelli is deemed to have beneficial ownership of the securities owned beneficially by each of Gabelli Funds, GAMCO, Teton Advisors and Foundation. GBL and GGCP are deemed to have beneficial ownership of the securities owned beneficially by each of Gabelli Funds, GAMCO and Teton Advisors.

GBL, GAMCO and Gabelli & Company are New York corporations and GSI and Teton Advisors are Delaware corporations, each having its principal business office at One Corporate Center, Rye, New York 10580.  GGCP is a Wyoming corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. GGCP Holdings is a Delaware limited liability corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. Gabelli Funds is a New York limited liability company having its principal business office at One Corporate Center, Rye, New York 10580.  MJG Associates is a Connecticut corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830.  The Foundation is a Nevada corporation having its principal offices at 165 West Liberty Street, Reno, Nevada 89501.

(4)
Based upon a Schedule 13D/A Amendment No. 23 filed jointly on August 27, 2010 with the SEC by Steel Partners II, L.P., a Delaware limited partnership (Steel Partners II), Steel Partners Holdings, L.P., a Delaware limited partnership (“Steel Holdings”), Steel Partners LLC, a Delaware limited liability company (“Partners LLC”), Warren G. Lichtenstein, Glen M. Kassan and John H. McNamara, Jr.

Steel Holdings is the sole limited partner of Steel Partners II. Partners LLC is the manager of Steel Partners II and Steel Holdings and has been delegated the sole power to vote and dispose of the securities held by Steel Partners II and Steel Holdings. Warren G. Lichtenstein is the manager of Partners LLC. By virtue of these relationships, each of Steel Holdings, Partners LLC and Mr. Lichtenstein may be deemed to beneficially own the Shares owned by Steel Partners II. Messrs. Lichtenstein, Kassan and McNamara are directors of the Company.  In such filing Mr. McNamara and Mr. Kassan report that they do not beneficially own any Shares.

The principal business address of each of the Reporting Persons is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

(5)
Based upon the Schedule 13Gs filed on February 12, 2010 with the SEC by Wellington Management Company, LLP (“Wellington Management”) and Wellington Trust Company, NA (“Wellington Trust”), these Shares are owned by various clients for whom Wellington Management and/or Wellington Trust serve as an investment advisor.  No such client of Wellington Management or Wellington Trust is known to have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such Shares in an amount greater than five percent of the outstanding Shares, except for Wellington Trust.  Wellington Management and Wellington Trust, in their respective capacities as investment advisers, may be deemed to beneficially own the 463,600 Shares, which are held of record by such clients. Wellington Management and Wellington Trust each have shared voting and dispositive power with respect to the 463,600 Shares.

(6)
Based upon a Schedule 13D/A Amendment No. 23 filed jointly on August 27, 2010 with the SEC by Steel Partners II, Steel Partners Holdings, Partners LLC, Messrs. Lichtenstein, Kassan, and McNamara, Mr. Lichtenstein owns 10,300 Shares. Mr. Lichtenstein also has the power to vote and dispose of the 927,231 Shares owned by Steel Partners II.

(7)	Includes 26,123 shares that Mr. Schwarz has the right to acquire at any time upon exercise of stock options.

(8)
Includes 3,500 Shares held by Mr. Gray’s Individual Retirement Account, 13,400 Shares held by 1993 GF Limited Partnership, in which the general partner is a corporation owned solely by Mr. Gray and 6,800 Shares held by AVG Limited Partnership, in which Mr. Gray is a general partner.  Also includes 2,500 Shares held by JYG Limited Partnership, in which Mr. Gray’s spouse is a general partner, 2,124 Shares held by AG 1991 Trust UAD, in which Mr. Gray’s spouse is a Trustee of the trust, 750 shares held by Avrum Gray Family Fund and 13,378 Shares that Mr. Gray has the right to acquire at any time upon exercise of stock options.  Except for the Shares held in his Individual Retirement Account, JYG Limited Partnership and by the Avrum Gray Family Fund Mr. Gray disclaims beneficial ownership of these Shares.

(9)	Includes 233 shares beneficially owned by Mr. Fejes as a participant in the Company sponsored 401(k) plan.

(10)	Includes 3,708 shares beneficially owned by Mr. Belardi as a participant in the Company sponsored 401(k) plan.

(11)	Includes 39,501 shares that directors and executive officers have the right to acquire, at any time, upon the exercise stock options granted by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following executive officers  (the “Named Executive Officers”)  for the year ended December 31, 2009 and December 31, 2008: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the year ended December 31, 2009 (of which there was one); (ii) the Company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the year ended December 31, 2009 (of which there was one); and (iii) up to two additional individuals, other than former principal executive officers, for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the year ended December 31, 2009 (of which there were none).  The Company’s “Named Executive Officers” for the years ended December 31, 2009 and December 31, 2008 were Messrs. Taylor and Nuzzo.

Name and Principal Position	Year	Salary	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation		All Other Compensation		Total

James C. Taylor* Former Chief Executive Officer and President	2009	$375,000	$8,730	(1)	$0		$67,500	(3a)	$6,715	(4a) (5a)	$457,945
	2008	$375,000	$8,114	(1)	$492,050	(2)	$136,410	(3b)	$11,620	(4b) (5b)	$1,023,194
David R. Nuzzo* Former Vice President and Chief Financial Officer, Treasurer and Secretary	2009	$235,000	$4,983	(1)	$0		$26,438	(6a)	$18,005	(4a) (7a)	$284,426
	2008	$235,000	$10,292	(1)	$172,218	(2)	$39,860	(6b)	$22,605	(4b) (7b)	$479,975

* The Company terminated the employment of Messrs. Taylor and Nuzzo on June 14, 2010 (the “Termination Date”).  On June 29, 2010, William T. Fejes, Jr. was appointed the Chief Executive Officer and President of the Company, and on August 30, 2010, Louis Belardi was appointed the Chief Financial Officer of the Company.

(1)
This amount reflects the value of the shares of Common Stock contributed by the Company through the Company sponsored 401(k) plan.  The value of the contribution is the product of the number of shares contributed by the Company and the weighted average price of those shares when granted.

(2)
On September 29, 2008, Mr. Taylor was granted the option to purchase 100,000 shares.  On September 29, 2008, Mr. Nuzzo was granted the option to purchase 35,000 shares.  Both options were granted pursuant to the 2008 Incentive Stock Plan.  On July 14, 2010, all these options were cancelled.

The dollar amount listed in the table above reflects the full grant date fair values of the option awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly Statement of Financial Accounting Standards 123(R)). The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.  Amounts for 2008 have been recomputed under the same methodology in accordance with SEC rules.  Prior to recomputing the 2008 amounts in the table above, the amounts represented the value recognized in the Company’s financial statements for the year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards 123(R), as revised and in effect at that time.  The assumptions used in determining these values are set forth in Note 1 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(3)
(a)  Amount reflects bonus payment of $67,500 pursuant to the 2009 Short Term Incentive Plan (the “2009 STIP”), which represented compensation for the 2009 fiscal year, but was paid in March 2010.  Mr. Taylor did not receive a bonus payment under the 2007 Long Term Incentive Plan (“2007 LTIP”).

(b)  Amount reflects bonus payment of $136,410 pursuant to the 2006 Long Term Incentive Plan (“2006 LTIP”), which represented compensation for the 2008 fiscal year, but was paid in March 2009.  Mr. Taylor did not receive a bonus payment under the 2008 Short Term Incentive Plan (“2008 STIP”).

The terms of incentive bonus plans are described in greater detail below under the heading “Performance-Based Incentives.”

(4)
(a)  Includes matching contributions under the Company sponsored 401(k) plan for each of Messrs. Taylor and Nuzzo.   There were no profit sharing cash contributions for fiscal 2009. In 2009, shares representing matching Company sponsored 401(k) plan contributions were transferred in the respective amounts of 1,187.94 shares and 952.42 shares for Messrs. Taylor and Nuzzo.

(b)  Includes profit sharing cash contributions and matching contributions under the Company sponsored 401(k) plan for each of Messrs. Taylor and Nuzzo.  In 2008, shares representing matching Company sponsored 401(k) plan contributions were transferred in the respective amounts of 605.28 shares and 800.39 shares for Messrs. Taylor and Nuzzo.

(5)
(a)  Amount includes payments for car expense reimbursement in the amount of $6,415 and premiums for group term life insurance in the amount of $300.  Also included is any amount by which potential bonus payments under a Long Term Bonus Agreement dated September 1, 2005 (the “Long Term Bonus Agreement”) and a certain agreement dated as of August 5, 2002 (the “2002 Bonus Agreement”) increased in value above the amounts previously reported. As the closing market price of the shares on December 31, 2009 did not exceed the closing market price as of December 31, 2008, no additional amounts are included in the reported amount for the year ended December 31, 2009. The Long Term Bonus Agreement and the 2002 Bonus Agreement are described below in “Employment and Other Agreements.”

(b)  Amount includes payments for car expense reimbursement in the amount of $6,720 and premiums for group term life insurance in the amount of $300.  Also included is any amount by which potential bonus payments under the Long Term Bonus Agreement and the 2002 Bonus Agreement increased in value above the amounts previously reported.  As the closing market price of the shares on December 31, 2008 did not exceed the closing market price as of December 31, 2007, no additional amounts are included in the reported amount for the year ended December 31, 2008. The Long Term Bonus Agreement and the 2002 Bonus Agreement are described below in “Employment and Other Agreements.”

(6)	(a) Amount reflects a bonus payment of $26,438 paid in March 2010 pursuant to the 2009 STIP. Mr. Nuzzo did not receive a bonus payment under the 2007 LTIP.

(b) Amount reflects a bonus payment of $39,860 paid in March 2009 pursuant to the 2006 LTIP. Mr. Nuzzo did not receive a bonus payment under the 2008 STIP.

The terms of the bonus plans are described in greater detail below under the heading “Performance-Based Incentives.”

(7)	(a) Amount reflects payments for car expense reimbursement in the amount of $17,315 and premiums for group term life insurance in the amount of $690.

(b) Amount reflects car expense reimbursement payments in the amount of $17,315 and premiums paid for group term life insurance in the amount of $690.

Narrative Disclosure to Summary Compensation Table

The compensation paid to Messrs. Taylor and Nuzzo for 2008 and 2009 includes salary, non-equity incentive compensation and certain other compensation detailed above.  The non-equity incentive compensation column does not include any payments under the 2008 Long Term Incentive Plan (“2008 LTIP”) or the 2009 Long Term Incentive Plan (“2009 LTIP”) because these amounts are not deemed earned until the conclusion of the last fiscal year covered by such plans.  As Messrs. Taylor and Nuzzo are no longer employed by the Company, they are no longer eligible to receive payments under the 2008 LTIP and 2009 LTIP.

In 2009, salaries and bonuses accounted for approximately 97% of total compensation for the Company’s principal executive officer and approximately 92% for the Company’s principal financial officer.  The terms of employment and other agreements are described in greater detail below.

Messrs. Taylor and Nuzzo, will not receive any compensation following the Termination Date (June 14, 2010) other than what has been paid to them pursuant to the Separation Agreements described below.

Performance-Based Incentives

2009 Bonus Plan

The 2009 Bonus Plan provides incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company's executive officers, in the form of cash bonus payments for achieving certain performance goals established for them. The participants in the 2009 Bonus Plan (during fiscal 2008 and 2009) who were Named Executive Officers during these periods are James C. Taylor, the Company’s former President and Chief Executive Officer and David R. Nuzzo, the Company’s former Vice President and Chief Financial Officer. As Messrs. Taylor and Nuzzo are no longer employed by the Company, they no longer participate in the 2009 Bonus Plan.

The Compensation Committee established two components for the 2009 Bonus Plan.  The first component is a short-term incentive plan and the second component is a long-term incentive plan. The structure of the 2009 Bonus Plan was designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer-term growth goals.  Prior to the termination of their employment, Mr. Taylor could, under the 2009 Bonus Plan, earn a maximum bonus of 100% of base salary and Mr. Nuzzo could earn a maximum bonus of 75% of base salary.

a. 2009 Short-Term Incentive Plan Awards

The 2009 STIP component of the 2009 Bonus Plan consists of two components.  The first component is based on the achievement of return on invested capital (“ROIC”) objectives and the second component is based on the achievement of pre-determined individual objectives.  Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by a participant ranges from 20% to 45% of his or her base salary, but may exceed such range in the event that ROIC exceeds the Company's targets. Under the 2009 STIP, Mr. Taylor earned a bonus payment of $67,500 and Mr. Nuzzo earned a bonus payment of $26,438, which payments were made in March 2010.

Under the 2008 STIP, neither Mr. Taylor nor Mr. Nuzzo received any bonus payment. Payments for the 2008 STIP relate to compensation for the year ended December 31, 2008.

These bonus payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

b. 2009 Long-Term Incentive Plan Awards

The Company maintains a long-term incentive plan based on the achievement of certain sales targets and ROIC targets over a three-year time period. An employee must be employed on the date the Compensation Committee approves bonuses for the last year of the three year period in order to be eligible to receive a payment under a long term incentive plan, unless otherwise determined at the absolute discretion of the Compensation Committee.  As Messrs. Taylor and Nuzzo are no longer employed by the Company, they no longer participate in the long term incentive plan.  The 2009 LTIP component of the 2009 Bonus Plan is based on a combination of the achievement of certain sales targets and ROIC targets over the three-year period ending on December 31, 2011.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants range from 10% to 55% of his or her base salary, but may exceed such range in the event that ROIC exceeds the Company's targets.  Bonuses earned under the 2009 LTIP will be paid to eligible participants following the conclusion of the year ending December 31, 2011. A bonus payout under the 2009 LTIP will not occur if either the ROIC or sales component is below 80% of the respective target and is capped at 150% of the target bonus amount.  The 2009 LTIP is similar to, and runs concurrently with the 2008 LTIP and the 2007 LTIP. The 2007 LTIP and the 2006 LTIP cover the three-year periods ending on December 31, 2009 and December 31, 2008, respectively. Each long term incentive plan contains different targets.

Neither Mr. Taylor nor Mr. Nuzzo received a bonus payment under the LTIP for each of the years ended December 31, 2007, 2008 and 2009.  Payments under each of the 2007 LTIP, 2008 LTIP and 2009 LTIP can only be deemed earned at the conclusion of the last fiscal year covered by such plans.

 Under the 2006 LTIP, Mr. Taylor earned a bonus payment of $136,410 and Mr. Nuzzo earned a bonus payment of $39,860. Payments for the 2006 STIP relate to compensation for the year ended December 31, 2008 and were made in March 2009.  These bonus payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.  For the year ended December 31, 2008, the Company did not make any bonus payment to any of its executive officers under the 2007 LTIP or the 2008 LTIP.

Perquisites and Other Compensation

The Company provides the opportunity for its Named Executive Officers and other executives to receive certain perquisites and general health and welfare benefits. For the year ended December 31, 2009, the Company provided the following personal benefits and perquisites to its Named Executives Officers: health insurance, life and disability insurance, 401(k) plan and car expense reimbursement.

Options

In the past, the Compensation Committee has provided long term incentive compensation in the form of stock options, where appropriate, as compensation for its executive officers, including the Named Executive Officers.  These options were granted pursuant to the 1991 Long Term Incentive Plan, which plan expired in 2001 in accordance with its terms. Each option granted under the 1991 Long Term Incentive Plan expires no later than ten (10) years from the date the option was granted. Accordingly, options granted under the plan remain outstanding pursuant to their terms.  At the present time, the Company’s 2008 Incentive Stock Plan is the only option plan in effect.  The Company granted options to the Named Executive Officers during the year ended December 31, 2008.  The value of these option grants are reflected in the “Option Awards” column of the Summary Compensation Table.  No options were granted during the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James C. Taylor*
	25,000	-	11.1250	1/10/2010
	5,000	-	12.0000	8/1/2010
	7,000	-	12.1750	5/18/2011
	10,000	-	5.7500	9/25/2011
	66,666	33,334	12.8000	9/28/2015

David R. Nuzzo*
	7,000	-	12.1750	5/18/2011
	10,000	-	5.7500	9/25/2011
	23,332	11,668	12.8000	9/28/2015

*Following the termination of employment on June 14, 2010, all options granted to Messrs. Taylor and Nuzzo were either cancelled or exercised.

Employment and Other Agreements

Neither Messrs. Taylor nor Nuzzo were party to an employment agreement. Other agreements with Messrs. Taylor and Nuzzo are described below under the heading “Payments upon Termination.”

Payments upon Termination

Following the termination of Messrs. Taylor’s and Nuzzo’s employment on June 14, 2010, the Company entered into a Separation Agreement and Mutual Release with each of Messrs. Taylor and Nuzzo dated October 14, 2010 and October 20, 2010, respectively (each a “Separation Agreement”).

Under the terms of Mr. Taylor’s Separation Agreement, Mr. Taylor received: (a) a lump sum payment of $31,550 (minus applicable taxes and withholdings) as compensation for earned but unused vacation days, (b) severance pay in the total amount of $500,000 (minus applicable taxes and withholdings), (c) payment of COBRA premiums, at the level of benefits Mr. Taylor was receiving as of the date his employment was terminated, including coverage of Mr. Taylor’s family, for a period of eighteen (18) months following the date his employment was terminated (which payments will cease at any time Mr. Taylor is deemed eligible for group medical and dental coverage from another employer), (d) a lump sum payment of $5,000, representing reimbursement for a portion of the legal fees incurred by Mr. Taylor in the negotiation of his Separation Agreement and (e) pursuant to the 2002 Bonus Agreement, a lump sum payment of $218,598 (minus applicable taxes and withholdings).

Under the terms of Mr. Nuzzo’s Separation Agreement, Mr. Nuzzo received: (a) a lump sum payment of $8,669 (minus applicable taxes and withholdings) as compensation for earned but unused vacation days, (b) a lump sum severance payment in the total amount of $274,167 (minus applicable taxes and withholdings), (c) payment of COBRA premiums, at the level of benefits Mr. Nuzzo was receiving as of the date his employment was terminated, including coverage of Mr. Nuzzo’s family, for a period of twelve (12) months following the date his employment was terminated (which payments will cease at any time Mr. Nuzzo is deemed eligible for group medical and dental coverage from another employer) and (d) a lump sum payment of $5,000, representing reimbursement for a portion of the legal fees incurred by Mr. Nuzzo in the negotiation of his Separation Agreement.

Director Compensation

The following table summarizes compensation that the Company’s directors earned during 2009 for services as members of the Board of Directors.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)	Total ($)
Glen M. Kassan Chairman	(3)	-	(3)
J. Dwane Baumgardner(4)	51,250	-	51,250
James R. Henderson(5)	28,750	-	28,750
Mark E. Schwarz	53,250	-	53,250
Avrum Gray	58,250	-	58,250
James A. Risher	58,250	-	58,250
John H. McNamara, Jr.	28,750	-	28,750
Warren G. Lichtenstein(5)	-	-	-

(1)	In the year ended December 31, 2009, directors, other than the Chairman, received the following fees:
$6,250 quarterly retainer fee for each director;
$1,500 quarterly retainer fee for the chairman of each committee;
$1,250 for each Board meeting attended; and
$1,000 for each committee meeting attended.

(2)
No option awards were granted during the year ended December 31, 2009 and the Company did not recognize, under the provisions of FASB ASC Topic 718 any stock-based compensation expense related to stock options previously awarded to directors for the year ended December 31, 2009.  At December 31, 2009, the aggregate number of outstanding stock option awards held by each non-employee director, all of which are fully vested, was: Mr. Kassan - 0 shares; Mr. Baumgardner – 45,126 shares; Mr. Henderson – 20,824 shares; Mr. Schwarz – 26,123 shares; Mr. Gray – 13,378 shares; Mr. Risher – 0 shares; Mr. McNamara – 0 shares; and Mr. Lichtenstein - 0 shares. Option grants are discussed in Note 1 to the Company’s consolidated financial statements in its Annual Report on Form 10-K originally filed on March 30, 2010.

(3)
Mr. Kassan has not received director compensation from the Company. The services of Mr. Kassan were compensated under a management agreement with Steel Partners, Ltd. (“SPL”).  The fee paid to SPL by the Company was $475,000 for the year ended December 31, 2009.  Additional detail regarding this fee is set forth in “Certain Relationships and Related Transactions” presented below.

(4)	As previously announced, Mr. Baumgardner resigned from the Board on June 21, 2010.

(5)
As previously announced, Mr. Henderson resigned from the Board on March 30, 2010. To fill the vacancy created by his resignation, the remaining Board members unanimously elected Mr. Lichtenstein to serve as a member until the next annual meeting of the Company’s shareholders.  Mr. Henderson exercised all of his stock options on April 23, 2010 and sold all of his shares the same day.

Limitation On Liability And Indemnification Matters

The Company’s By-Laws and Articles of Incorporation provide for indemnification of its directors and officers to the fullest extent permitted by New Jersey Law.

Directors' And Officers' Insurance

The Company currently maintains a directors' and officers' liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Certain Relationships And Related Transactions

Certain services were provided to the Company by SPL, a company controlled by the former Chairman of the Board of the Company, Warren G. Lichtenstein. The Compensation Committee engaged an independent firm to provide a report and advice regarding the amount of management fees that should be payable to SPL for such services.  These fees, other than the payment of a possible bonus, are the only consideration for the services of the former Chairman of the Board, Warren G. Lichtenstein and the current Chairman of the Board and director, Glen M. Kassan, as well as other assistance from SPL.

The services provided included management and advisory services with respect to operations, strategic planning, finance and accounting, merger, sale and acquisition activities and other aspects of the businesses of the Company. In consideration for such services, the fee paid to SPL by the Company was $475,000 for the 2009 fiscal year.  On May 18, 2010, the agreement pursuant to which these services were provided was terminated, effective January 31, 2010, for a one–time payment of $150,000.

Although not in writing, the Board engages in discussions regarding related party transactions reflecting its understanding of policies and procedures, which gives the Board the power to approve or disapprove potential related party transactions of directors and executive officers, their immediate family members and entities where they hold a 5% or greater beneficial ownership interest. The Board is charged with reviewing all relevant facts and circumstances of a related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Each member of the Audit Committee meets the criteria for being “independent” under Section 803(A) of the listing standards of the NYSE Amex.  During the fiscal year ended December 31, 2009, the Committee met five times and acted by written consent on one occasion.

In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Grant Thornton LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the fiscal year ended December 31, 2009.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2009, with management and the independent auditors.  Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

AUDIT COMMITTEE
Avrum Gray
James A. Risher

PROPOSAL 2
AMENDMENT TO 2008 PLAN

The Company’s 2008 Incentive Stock Plan, which we refer to herein as the “2008 Plan,” was approved by the Board in March 2008 and the Company’s shareholders in May 2008.  On _______ [   ], 2010, subject to shareholder approval, the Board approved a proposal to amend the 2008 Plan in order to increase the number of shares of our Common Stock subject to the 2008 Plan from 315,000 shares to [_____] shares (as so amended, the “Amended Plan”).

General

Subject to certain conditions discussed below, the total number of shares of Common Stock which may be issued under the 2008 Plan currently may not exceed 315,000 shares.  If the proposal for the amendment of the 2008 Plan is approved, then the Amended Plan will authorize the issuance of a total of [_____] shares of our Common Stock.

As of November 24, 2010, 295,000 options have been granted, of which 160,000 are presently outstanding to purchase shares pursuant the 2008 Plan, and 155,000 remain available for issuance under the 2008 Plan.  On July 14, 2010, 135,000 options granted under the Plan were cancelled.  As of [_____], 2010, [                ] shares of our Common Stock were issued and outstanding.  The closing sale price of our Common Stock quoted on the NYSE Amex on [                ], 2010 was $[        ].

All awards under the 2008 Plan are within the discretion of the Compensation Committee and, therefore, future awards under the 2008 Plan, or, if approved, the Amended Plan, are generally not determinable.

Information relating to securities authorized for issuance under equity compensation plans as of December 31, 2009, is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans excluding shares reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	380,266	$10.129	160,000
Equity compensation plans not approved by security holders	none
Total	380,266	$10.129	160,000

 Purpose of the Amendment

 The Board has determined that the number of Shares remaining available for issuance under the 2008 Plan is not sufficient to support the Company’s intended compensation programs over the next several years. The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its stockholders. Accordingly, the Company is proposing to amend the 2008 Plan to increase the number of shares of our Common Stock subject thereto from 315,000 shares to [             ] shares.

 Description of the Amended Plan

A summary of the Amended Plan is set forth below, and its full text is attached hereto as Appendix A.  The following discussion is qualified in its entirety by reference to Appendix A.

The Purpose of the Amended Plan

 The purpose of the Amended Plan is to provide additional incentive to the directors, officers, consultants, advisors and employees of the Company who are primarily responsible for the management and growth of the Company.

 The Company intends that the Amended Plan meet the requirements of Rule 16b-3 (“Rule 16B-3”) promulgated under the Exchange Act and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Amended Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Amended Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to those options for which qualification for such exception is intended.

 Administration of the Amended Plan

The Amended Plan is to be administered by a committee consisting of two or more directors appointed by the Company’s Board (the “Committee”).  The Committee will be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code, which individuals will serve at the pleasure of the Board. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Amended Plan does not consist of two or more “non-employee directors,” or if there is no such Committee, then the Amended Plan will be administered by the Board, provided that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee so comprised of outside directors.

 Subject to the other provisions of the Amended Plan, the Committee will have the authority, in its discretion: (i) to designate recipients of options (“Options”), stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”), all of which are referred to collectively as “Rights”; (ii) to determine the terms and conditions of each Right granted (which need not be identical); (iii) to interpret the Amended Plan and all Rights granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Amended Plan.

Eligibility

 The persons eligible for participation in the Amended Plan as recipients of Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives include directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary; provided that incentive stock options may only be granted to employees of the Company and the subsidiaries. In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.  There are presently 6 directors and approximately [        ] Company and subsidiary employees all of whom are currently eligible to participate in the Amended Plan. In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.

Shares Subject to the Amended Plan

 Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Rights granted under the Amended Plan may not exceed [        ] shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar type of corporate restructuring affecting the shares of Common Stock, the Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Amended Plan and in the number and exercise price of shares subject to outstanding Options granted under the Amended Plan, to the end that after such event each optionee’s proportionate interest will be maintained as immediately before the occurrence of such event. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive stock options previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Amended Plan.

Options

 An option granted under the Amended Plan is designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”). Upon the grant of an Option to purchase shares of Common Stock, the Committee will fix the number of shares of the Company’s Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased. The purchase price of each share of the Company’s Common Stock purchasable under an Option will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the Option is granted; provided, however, that with respect to an optionee who, at the time an ISO is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share under an ISO must be at least 110% of the fair market value per share of the Company’s Common Stock on the date of grant.  The 2008 Plan and the Amended  Plan define “fair market value” as the closing price of publicly traded shares of the Company’s Common Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of the Company’s Common Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

Stock Appreciation Rights

 Stock Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Unless otherwise provided, Stock Appreciation Rights will become immediately exercisable and remain exercisable until expiration, cancellation or termination of the award. Such rights may be exercised in whole or in part by giving written notice to the Company.

Restricted Stock

 Restricted Stock may be granted under the Amended Plan aside from, or in association with, any other award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Amended Plan, as the Committee deems desirable. A grantee will have no rights to an award of Restricted Stock unless and until such grantee accepts the award within the period prescribed by the Committee and, if the Committee deems desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.

Other Equity Incentives or Stock Based Awards

 Subject to the provisions of the Amended Plan, the Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee in its discretion determines. Such awards may entail the transfer of actual shares of the Company’s Common Stock to Amended Plan participants, or payment in cash or otherwise of amounts based on the value of shares of the Company’s Common Stock.

Term of the Rights

 The Committee, in its sole discretion, will fix the term of each Right, provided that the maximum term of an Option will be ten years.  ISOs granted to a 10% stockholder will expire not more than five years after the date of grant. The Amended Plan provides for the earlier expiration of Rights in the event of certain terminations of employment of the holder.

Restrictions on Transferability

 Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the optionee or grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a NQSO to (i) a trust for the benefit of the optionee or (ii) a member of the optionee’s immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof will be void and ineffective and will give no right to the purported transferee. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.

Termination of the Amended Plan

No Right may be granted pursuant to the Amended Plan following May 14, 2018.

Amendments to the Amended Plan

 The Board may at any time amend, suspend or terminate the Amended Plan, except that no amendment may be made that would impair the rights of any optionee or grantee under any Right previously granted without the optionee’s or grantee’s consent, and except that no amendment may be made which, without the approval of the Company stockholders would (i) materially increase the number of shares that may be issued under the Amended Plan except as permitted under the Amended Plan; (ii) materially increase the benefits accruing to the optionees or grantees under the Amended Plan; (iii) materially modify the requirements as to eligibility for participation in the Amended Plan; (iv) decrease the exercise price of an ISO to less than 100% of the fair market value on the date of grant thereof or the exercise price of a NQSO to less than 100% of the fair market value on the date of grant thereof; or (v) extend the term of any Option beyond that permitted in the Amended Plan.

Federal Income Tax Consequences

Incentive Options.  Options that are granted under the Amended Plan and that are intended to qualify as ISOs must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an ISO; however, the difference between the fair market value of the shares on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds the shares acquired upon the exercise of an ISO for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the ISO.

The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the option holder’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options.  In the case of a NQSO, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Restricted Stock.  A recipient of restricted stock will not have taxable income upon grant, but will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant.

Stock Option Appreciation Rights.  No taxable income will be recognized by an option holder upon receipt of a stock option appreciation right (“SAR”) and the Company will not be entitled to a tax deduction upon the grant of such right.

 Upon the exercise of a SAR, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the SAR and the Company will generally be entitled to a corresponding tax deduction.

Amended Plan Benefits

All grants under the 2008 Plan or, if approved, the Amended Plan, have been and will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by the recipients.  Benefits under the 2008 Plan and, if approved, the Amended Plan, are not currently determinable because grants are discretionary.

Vote Required

 The affirmative vote of stockholders holding not less than a majority of the votes cast is required to approve Proposal No. 2.

 Board Recommendation

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2008 PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE 2008 PLAN TO [               ].  PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

PROPOSAL 3

TO CHANGE OUR STATE OF INCORPORATION
FROM NEW JERSEY TO DELAWARE

On _____________, 2010, the Board voted unanimously to approve changing the Company’s state of incorporation from New Jersey to Delaware though a migratory merger with a wholly owned subsidiary of the Company (“NewCo”) already incorporated in Delaware (the “Migratory Merger”).  NewCo would be the surviving entity in the merger with the Company and will assume all assets and liabilities of the Company.  In various contexts, migratory mergers are also referred to as “change in domicile” or as a “reincorporation”.  If consummated, the Migratory Merger will be effected pursuant to an agreement and plan of merger between the Company and NewCo, a copy of a form plan of merger is attached hereto in Appendix B (the “Agreement and Plan of Merger”). Copies of the certificate of incorporation (“Delaware Certificate”) and By-Laws (“Delaware By-Laws”), which will serve as NewCo’s certificate of incorporation and By-Laws following the Migratory Merger, are attached to the Agreement and Plan of Merger as Exhibits 1 and 2, respectively, attached to Appendix B. The Agreement and Plan of Merger provides that the Company will merge with and into NewCo, the Delaware corporation.

The proposed Migratory Merger, if consummated, will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below.  However, the Migratory Merger will not result in any change in the Company’s business, management, location of its principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Migratory Merger, which are immaterial).  It is expected that the Company’s Common Stock will continue to trade without interruption on the NYSE Amex.

In addition to being subject to approval at the Annual Meeting, consummation of the Migratory Merger is also subject to (a) obtaining the consents required under that certain Amended and Restated Revolving Credit Facility, dated October 23, 2008 (the “2008 Credit Facility”) by and among the Company and its subsidiaries, and Bank of America, N.A. and other financial institutions party thereto, or entering into a new credit facility that will replace the 2008 Credit Facility (a “New Credit Facility”), and (b) receiving authorization from NYSE Amex following the filing of a Listing of Additional Shares Application.  The Board retains discretion to abandon the merger, even after this proposal is approved and the requisite consents are obtained.

Migratory Merger

Under the Delaware General Corporate Law (the “DGCL” or “Delaware Law”) and the New Jersey Business Corporation Act (the “NJBCA” or “New Jersey Law”), when the Migratory Merger takes effect:

•	the Company, a New Jersey corporation, merges into NewCo, a Delaware corporation, and the separate existence of the Company ceases;

•	the title to all real estate and other property owned by the Company and NewCo is vested in NewCo as the surviving entity, without reversion or impairment;

•	NewCo, as the surviving entity, has all of the liabilities of each other constituent entity;

•
a proceeding pending for or against any constituent entity may be continued as if the Migratory Merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;

•
the stockholders’ interests of the Company that are to be converted into stockholders’ interests, obligations or other securities of Newco are converted, and the former holders of the stockholders’ interests are entitled only to the rights, if any, provided in the Certificate of Merger, Articles of Merger or, if any those created pursuant to Sections 14A:11-1 to 14A:11-3, inclusive, of the NJBCA and Section 262 of the DGCL dealing with dissenter’s rights described below under the heading “Dissent Rights of the Company’s Stockholders”;

•
on the effective date of the Migratory Merger, the Company will be deemed incorporated under the DGCL and will be governed by the Delaware Certificate and Delaware By-Laws filed with the Agreement and Plan of Merger;

•	the NewCo Board will consist of those persons presently serving on the Company’s Board, and the current executive officers of the Company will serve as the executive officers of NewCo, and

•
each issued and outstanding share of Common Stock of the Company will be automatically converted into one share of common stock of NewCo and each outstanding share of Delaware Common Stock held by the Company shall be automatically retired and canceled.

NewCo

NewCo, a wholly-owned subsidiary of the Company under the name SL Industries, Inc., which will be the surviving corporation in the Migratory Merger, was incorporated under the DGCL on _____________, 2010 exclusively for the purpose of merging with the Company and does not have any business operations.

NewCo has one share of common stock issued and outstanding held by the Company, with only minimal capital. The terms of the Migratory Merger provide that the currently issued one share of common stock of NewCo held by the Company will be cancelled. As a result, following the Migratory Merger the Company’s current stockholders will be the only stockholders of the newly merged corporation.

The Restated Certificate of Incorporation (the “Current Certificate”) and By-Laws (the “Current By-Laws”) of the Company and the certificate of incorporation and by-laws of NewCo, a Delaware corporation are available for inspection by our stockholders by appointment, during regular business hours, at the Company’s principal offices located at 520 Fellowship Road, Suite A114, Mt. Laurel, NJ 08054 telephone (856) 727-1500 and are also attached hereto as Exhibits 1 and 2 to Appendix B.

The Agreement and Plan of Merger

The Agreement and Plan of Merger provides that the Company will merge with and into NewCo, with NewCo being the surviving corporation.  NewCo will assume all assets and liabilities of the Company.

Filing of the Articles of Merger

The Company intends to file the Certificate of Merger and Articles of Merger with the Secretaries of State of Delaware and New Jersey, respectively, if and when this proposal is approved at the Annual Meeting, subject to (a) obtaining consents required under the 2008 Credit Facility or entry into a New Credit Facility, (c)  receiving authorization from NYSE Amex following the filing of a Listing of Additional Shares Application, and (b) the Board retaining discretion to abandon the merger, even after this proposal is approved and the requisite consents are obtained, as described below under “Principal Features of the Change of Domicile.”

Our Board of Directors will determine when to file Certificate of Merger to effectuate the Migratory Merger may do so no later than the record date of our next annual meeting of shareholders.

Dissent Rights of the Company’s Stockholders

The Company’s shareholders do not have the right to dissent to the Migratory Merger under Sections 14A:11-1 to 14A:11-3 of the NJBCA because the Company’s Common Stock is listed on a national securities exchange.

 Principal Reasons for the Change of Domicile

 The Board believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under New Jersey Law and provide greater clarity and predictability with respect to the Company's corporate legal affairs.

 The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by the Company. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware Law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to the Company's corporate legal affairs. For these reasons, the Board believes that the Company's business and affairs can be conducted to better advantage if the Company is able to operate under Delaware Law. See "Material Differences in Shareholders Rights."

 Principal Features of the Change of Domicile

The change of domicile will be effected by the merger of the Company, a New Jersey corporation, with and into, NewCo, a wholly-owned subsidiary of the Company named “SL Industries, Inc.”  that was incorporated on __________, 2010 under the DGCL for the purpose of effecting the change of domicile. The change of domicile will become effective upon the filing of the requisite merger documents in Delaware and New Jersey, which filings will occur on the effective date of the Migratory Merger. Following the Migratory Merger, NewCo will be the surviving corporation and will operate under the name “SL Industries, Inc.”

On the effective date of the Migratory Merger, (i) each issued and outstanding share of Common Stock of the Company, $.20 par value, will be automatically converted into one share of common stock of NewCo, $.20 par value (“Delaware Common Stock”), and (ii) each outstanding share of Delaware Common Stock held by the Company shall be automatically retired and canceled and shall resume the status of authorized and unissued Delaware Common Stock.

 In the event the Migratory Merger is consummated, the daily business operations of NewCo will continue as they are presently conducted by the Company, at the Company's principal executive offices at SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054. The authorized capital stock of NewCo will consist of 25,000,000 shares of common stock, par value $.20 per share (Delaware Common Stock) and 6,000,000 shares of preferred stock, without per share ("Delaware Preferred Stock"). The Delaware Preferred Stock will be issuable in series by action of the NewCo board of directors. The NewCo board of directors will be authorized, without further action by the stockholders, to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions of the unissued Delaware Preferred Stock including shares of Delaware Preferred Stock having preferences and other terms that might discourage takeover attempts by third parties, provide preferred dividends and preference in the case of dissolution, among other things.

The NewCo board of directors will consist of those persons presently serving on the Board. The individuals who will serve as executive officers of NewCo are those who currently serve as executive officers of the Company.

Pursuant to the terms of the Agreement and Plan of Merger, the Migratory Merger may be abandoned by the Board and NewCo at any time prior to the effective date of the Migratory Merger (which may not occur later than the record date of the next annual meeting), for the specific reason described below. In addition, the Board may amend the Agreement and Plan of Merger at any time prior to the effective date of the Migratory Merger, provided that any amendment made may not, without approval by the stockholders of the Company, alter or change the amount or kind of Delaware Common Stock to be received in exchange for or on conversion of all or any of the Common Stock, alter or change any term of the Delaware Certificate or alter or change any of the terms and conditions of the Agreement and Plan of Merger if such alteration or change would adversely affect the holders of Common Stock.

 Exchange of Share Certificates

As soon as practicable on or after the Migratory Merger, the Company’s stockholders of record immediately prior to the change of domicile will be sent detailed instructions concerning the procedures to be followed for submission of certificates representing Common Stock to the Company’s transfer agent, American Stock Transfer & Trust Company, together with a form of letter of transmittal to be sent to the transfer agent at the time such certificates are submitted.

Our transfer agent will deliver to any holder who has submitted a duly completed and executed letter of transmittal and certificate(s) representing Common Stock, a certificate issued by the Company representing an equal number of shares of Delaware Common Stock into which such shares of the Common Stock were converted.

Failure by a stockholder to return appropriate letter of transmittals or to surrender certificates representing Common Stock will not affect such person’s rights as a stockholder, as such stockholder’s certificates representing Common Stock following the Migratory Merger will represent the number of shares of Delaware Common Stock into which such Common Stock was converted pursuant to the terms of the Migratory Merger.

Capitalization

 The authorized capital of the Company, on the Record Date, consisted of (a) 25,000,000 shares of Common Stock, $.20 par value, and ___________ shares of Common Stock were outstanding and (b) 6,000,000 shares of preferred stock, without per share, none of which are currently outstanding. The authorized capital of NewCo, which will be the authorized capital of the Company after the change in domicile, consists of 25,000,000 shares of Delaware Common Stock and 6,000,000 shares of Delaware Preferred Stock.

The NewCo board of directors may in the future authorize, without further stockholder approval, the issuance of such shares of Delaware Common Stock or Delaware Preferred Stock to such persons and for such consideration upon such terms as the NewCo board of directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

 There are no present plans, understandings or agreements involving, and the Company is not engaged in any negotiations that will involve, the issuance of the Delaware Preferred Stock to be authorized. However, the NewCo board of directors believes it prudent to have shares of Delaware Preferred Stock available for such corporate purposes as the NewCo board of directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

 Federal Tax Consequences

The following is a discussion of certain federal income tax considerations that may be relevant to holders of Common Stock who receive Delaware Common Stock as a result of the proposed change of domicile. No state, local, or foreign tax consequences are addressed herein.

This discussion does not address the state, local, federal or foreign income tax consequences of the change of domicile that may be relevant to particular stockholders, such as dealers in securities, or Company stockholders who exercise dissenters’ rights. In view of the varying nature of such tax considerations, each stockholder is urged to consult his own tax adviser as to the specific tax consequences of the proposed change of domicile, including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the change of domicile qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following federal income tax consequences generally should result:

•	No gain or loss should be recognized by the stockholders of the Company upon conversion of their Common Stock into Delaware Common Stock pursuant to the change of domicile;

•
The aggregate tax basis of the Delaware Common Stock received by each stockholder of the Company in the change of domicile should be equal to the aggregate tax basis of Common Stock converted in exchange therefor;

•
The holding period of Delaware Common Stock received by each stockholder of the Company in the change of domicile should include the period during which the stockholder held his Common Stock converted therefor, provided such Common Stock is held by the stockholder as a capital asset on the effective date of the change of domicile; and

•	The Company should not recognize gain or loss for federal income tax purposes as a result of the change of domicile.

The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the change of domicile under the Code. The Company believes the change of domicile will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of the Company.

Material Differences in Shareholder Rights

The rights of our shareholders are currently governed by New Jersey Law, the Current Certificate, and the Current By-Laws.  If this proposal is approved and the Migratory Merger consummated, the rights of our shareholders will be governed by Delaware Law, the Delaware Certificate, and the Delaware By-Laws.

The material difference between shareholder rights under the Delaware Certificate and the Current Certificate, is that under the Current Certificate shareholders have certain voting rights in connection with various business transactions that, in addition to certain shareholder rights and anti-takeover provisions codified under New Jersey Law, are intended to delay or discourage takeover attempts.  The New Jersey anti-takeover provisions and the shareholder voting rights granted under New Jersey Law are summarized in the table below under “Anti-Takeover Provisions” at page [_].

Under the Delaware Certificate, shareholders do not have any voting rights in connection with business transactions that are in addition to those granted under Delaware Law.  Unlike the Current Certificate, [the Delaware Certificate includes a provision pursuant to NewCo has elected not to be governed by the Delaware anti-takeover statute,] which is summarized in the table below under “Anti-Takeover Provisions” at page [_].

Comparison of Certain Charter Document Provisions

Under the Current Certificate, shareholders have certain voting rights in connection with various business combinations that are intended to delay or discourage attempts to acquire the Company.  These provisions provide that the affirmative vote of either (a) not less than two-thirds (2/3) of the votes cast by the holders of the outstanding Common Stock or (b) seventy-five (75) percent of the Common Stock outstanding is required to approve certain transactions that do not otherwise qualify under the Current Certificate for approval by a majority of the votes cast.

These voting thresholds are in addition to those required by New Jersey Law.  Under the Current Certificate, if the business combination in question is not approved by at least two-thirds of the directors, the affirmative vote of holders of not less than two-thirds of the votes cast is required to authorize: (i) the adoption any agreement for, or to approve, the merger or consolidation of the Company with or into any other corporation, (ii) the sale, transfer, or exchange of all or substantially all of the assets of the Company; and (iii) the adoption any plan for the dissolution of  the Company.  The Current Certificate also provides that if the following “interested stockholder” transactions are not approved by a majority of disinterested directors or do not meet certain price, form and procedural requirements, the affirmative vote of holders of at least seventy-five (75) percent of the Company’s outstanding common stock to authorize:

(i)  any merger or consolidation of the Company or any subsidiary with certain interested shareholders or certain other transactions with interested shareholders;

(ii) the issuance or transfer by the Company or any subsidiary of any securities of the corporation or any subsidiary to any interested shareholder or  affiliate of any interested shareholder;

(iv)  the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an interested shareholder or affiliate of any interested shareholder; and

(v)  the reclassification of securities, or recapitalization of the Company, or any merger or consolidation of the corporation with any of its subsidiaries or any other transaction which has the effect, directly, or indirectly, of increasing the proportionate share of the outstanding common shares or convertible securities of the Company or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

Other than with regard to shareholder voting rights described above, the Current Certificate and By-Laws, and the Delaware Certificate and By-Laws are very similar, with the differences being principally due to differences between New Jersey Law and Delaware Law.  These differences are noted in the table below under the heading “Comparison of Certain New Jersey Law and Delaware Law Provisions.”

This summary does not purport to be a complete description of the charter documents of the Company and NewCo or of all of the differences between such charter documents. Further, this summary is qualified in its entirety by reference to (A) the Current Certificate, (B) the Current By-Laws, (C) the Delaware Charter attached to this Proxy Statement as Exhibit 1 to Appendix B and (D) the Delaware By-Laws attached to this Proxy Statement as Exhibit 2 to Appendix B.

Comparison of Certain New Jersey Law and Delaware Law Provisions

 Although it is impracticable to compare all of the aspects in which New Jersey Law and Delaware Law differ, the following discussion and table summarizes the material differences between your current rights under New Jersey Law and the rights you will have under Delaware Law if this proposal is adopted.  The table also summarizes certain differences between the Current Charter Documents and the Delaware Charter Documents, as they relate to your rights under New Jersey Law and Delaware Law.

	Delaware	New Jersey
Removal of Directors
Where a corporation does not have a classified board of directors, Delaware Law provides that unless the corporation’s certificate of incorporation provides otherwise, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the votes then entitled to vote on the election of directors. Under Delaware Law, where there is a classified board of directors, any director may be removed only for cause, unless the corporation’s certificate of incorporation provides otherwise.

New Jersey Law allows shareholders to remove directors for cause or, unless the certificate of incorporation provides otherwise, without cause, in each case by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote.

Special Meetings of Shareholders
Under Delaware Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the corporation’s certificate of incorporation or by-laws.

In addition to giving power to stockholders to call a special meeting, the Delaware By-Laws give NewCo’s Chairman, President and Board of Directors the power to call such a meeting.

Under New Jersey Law, holders of at least 10% of the shares of a corporation entitled to vote may apply to the New Jersey Superior Court to request that a special meeting of shareholders be called for good cause shown. At such a meeting, the shareholders present in person or by proxy and having voting powers will constitute a quorum for the transaction of business as may be designated in the order of the court.

In addition to giving power to shareholders to call a special meeting, the Current By-Laws give the Company’s Chairman, President and Board of Directors the power to call such a meeting.

Notice of Special Meetings
Under Delaware Law, the written notice of the special meeting must set forth the purpose or purposes for which the meeting is called.

The Delaware By-Laws require that written notice of the time, place and purpose of every meeting be given not less than thirty (30) nor more than sixty (60) days before the date of the meeting either personally or by mail to each Stockholder of record entitled to vote at the meeting, unless lesser or greater period of notice is required or allowed by statute in a particular case.

New Jersey Law requires that the written notice of any shareholder meeting specify the purpose or purposes of the meeting.

In addition to giving power to shareholders to call a special meeting, the Current By-Laws give the Company’s Chairman, President and Board of Directors the power to call such a meeting.

Notice of Stockholder Meetings
Under Delaware Law, the notice of the annual meeting is not required to state the purpose or purposes of the annual meeting.

The Delaware By-Laws require that written notice of the time, place and purpose of every meeting be given not less than thirty (30) nor more than sixty (60) days before the date of the meeting either personally or by mail to each Stockholder of record entitled to vote at the meeting, unless lesser or greater period of notice is required or allowed by statute in a particular case.

New Jersey Law requires that the written notice of any annual meeting specify the purpose or purposes of the meeting. Therefore, business conducted at an annual shareholder meeting is limited to the business specified in the meeting notice.

The Current By-Laws require that notice include the purpose of the meeting.

Stockholder or Shareholder Action Without a Meeting
Delaware Law provides that, except as otherwise stated in the certificate of incorporation, stockholders may act by written consent without a meeting.

The Delaware By-Laws permit stockholders to take action without a meeting.

New Jersey Law provides that, except as otherwise stated in the certificate of incorporation, shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize a permitted or required action at a meeting at which all shareholders entitled to vote were present and voting may act by written consent without a meeting, except in regard to the annual election of directors, which may be by written consent only if unanimous. Also, under New Jersey Law, if the action gives rise to dissenters’ rights, the board of directors must fix a date for the tabulation of consents.

The Current By-Laws permit shareholders to take action without a meeting.

Amendments to Certificate of Incorporation
Delaware Law generally provides that amendments to a certificate of incorporation must be approved by the board of directors and then adopted by the vote of a majority of the outstanding voting power entitled to vote thereon, unless the certificate of incorporation requires a greater vote.

The Delaware Certificate permits provisions of the Delaware Certificate to be amended, altered or repealed in the manner prescribed by Delaware Law.

New Jersey Law provides that a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired so long as the amendment contains only such provisions as might lawfully be contained in an original certificate of incorporation filed at the time of making such amendment.  Amendments to a certificate of incorporation must be approved by the board of directors and then adopted by the vote of a majority of the outstanding voting power entitled to vote thereon.  However, if a corporation was organized prior to January 1, 1969, the amendment requires the affirmative vote of 2/3 of the shareholders entitled to vote.  A corporation organized prior to January 1, 1969 may adopt the majority voting requirement by amending its certificate of organization (for which it would need a 2/3 vote).

Other than with respect to certain business combination approval provisions of the Current Certificate, the Current Certificate permits provisions to be amended, altered or repealed in the manner prescribed by New Jersey Law.

Any amendment to the business combination approval provisions described above under the heading “Comparison of Certain Charter Document Provisions” requires the affirmative vote of the holders of the holders of 75% or more of the Company’s outstanding shares.

Amendments to By-Laws
Under Delaware Law, stockholders of a corporation entitled to vote and, if so provided in the certificate of incorporation, the directors of the corporation, each have the power, separately, to adopt, amend and repeal the by-laws of a corporation.

Under the Delaware Charter, the Board is permitted to amend, alter or repeal the By-Laws.

The Delaware By-Laws provide that in addition to the Board’s power to amend, alter or repeal the By-Laws, the stockholders have the power to make new By-Laws and to alter and repeal By-Laws made by the Board.

Under New Jersey Law, the initial by-laws of a corporation are adopted by the board of directors at its organization meeting. Thereafter, the board of directors has the power to make, alter and repeal by-laws unless such power is reserved to the shareholders in the certificate of incorporation, but by-laws made by the board of directors may be altered or repealed, and new by-laws made, by the shareholders. The shareholders may prescribe in the by-laws that any by-law made by them may not be altered or repealed by the board of directors. Whenever any amendment to the by-laws, other than as regards the election of directors, is to be taken by vote of the shareholders, it must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the certificate of incorporation or New Jersey Law.

Under the Current Charter, the Board is permitted to make, alter and amend the By-Laws.

The Current By-Laws provide that in addition to the Board’s  the power to make, alter and amend the By-Laws, the shareholders have the power to make new By-Laws and to alter and repeal By-Laws made by the Board.

Anti-Takeover Provisions
Delaware Law provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation, thereby becoming an “interested stockholder”, that person may not engage in certain transactions, including mergers, with the corporation for a period of three years unless one of the following exceptions applies: (i) the board of directors approved the acquisition of stock or the transaction prior to the time that the person became an interested stockholder; (ii) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may elect not to be governed by this provision of Delaware Law.

[NewCo has in the Delaware Certificate elected not to be governed by this provision of Delaware Law.]

New Jersey Law restricts the ability of certain persons to acquire control of a New Jersey corporation. In general, a corporation organized under the laws of New Jersey with its principal executive offices or significant business operations located in New Jersey (a “resident domestic corporation”) may not engage in a “business combination” with an “interested shareholder” for a period of five years following the interested shareholder’s becoming such unless the business combination is approved by the board of directors prior to the stock acquisition date. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An interested shareholder is generally a shareholder owning at least 10% of the voting power of a corporation’s outstanding shares. In addition to the five year restriction described above, a resident domestic corporation may not engage in a business combination with the interested shareholder other than (i) a business combination approved by the board of directors prior to the interested shareholders stock acquisition date, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting for such purpose or (iii) a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested shareholder from the date the entity became an interested shareholder.

A resident domestic corporation may not opt out of the foregoing provisions.

In addition to the forgoing provisions under New Jersey Law, the Current Certificate includes additional shareholder voting rights related to various business combinations that are intended to delay or discourage attempts to acquire the Company.  These provisions are described above under the section titled “Comparison of Certain Charter Document Provisions.”

Appraisal Rights
Under Delaware Law, a stockholder of a Delaware corporation is generally entitled to demand appraisal of the fair value of his or her shares in the event the corporation is a party to a merger or consolidation, subject to specified exceptions.

Delaware Law does not confer appraisal rights to stockholders if the corporation’s shares are:

•   listed on a national securities exchange;

•   held of record by more than 2,000 holders; or

•   shares of the corporation surviving or resulting from the merger or consolidation if the merger did not require the vote of the stockholders of the surviving or resulting corporation for the approval of the merger under Delaware Law.

Even if these exceptions to appraisal rights apply, the holders of such shares will have appraisal rights if they are required to accept in the merger any consideration in exchange for such shares other than:

•   shares of stock of the corporation surviving or resulting from the merger or consolidation;

•   shares of stock of any other corporation that will be either listed on a national securities exchange or held of record by more than 2,000 holders;

•   cash in lieu of fractional shares; or

•   any combination of the foregoing.

The certificate of incorporation of a Delaware corporation may provide appraisal rights for stockholders upon an amendment to a corporation’s certificate of incorporation, any merger in which the corporation is a constituent or a sale of all or substantially all of the assets of the corporation.

Under New Jersey Law, appraisal rights are available in connection with (i) a merger or consolidation to which the corporation is a party, (ii) any sale, lease or exchange or other disposition of all or substantially all of a corporation’s assets other than in the usual and regular course of business or (iii) an acquisition of some or all of the outstanding shares or assets of a legal entity, either directly or through a subsidiary, in exchange for the corporation’s shares (a “share exchange”) if, as a result of the share exchange, the number of voting or participating shares issued in connection with the share exchange, when combined with shares already outstanding, would exceed by more than 40 percent the number of those shares outstanding immediately before the share exchange, unless an exception applies. A New Jersey corporation may provide in its certificate of incorporation that shareholders will have appraisal rights even in cases where the exceptions to the availability of appraisal rights discussed below exist.

New Jersey Law does not confer appraisal rights to stockholders in connection with:

•   A merger or consolidation in which the corporation is a party if the merger does not require shareholder approval. Under New Jersey Law shareholder approval for a merger or consolidation is required if the merger amends the certificate of incorporation, affects the outstanding shares of the surviving corporation or, if the number of voting or participating shares issued in connection with the merger or consolidation, when combined with shares already outstanding, would exceed by more than 40 percent the number of those shares outstanding immediately before the merger.

•   The merger of the corporation into a wholly owned subsidiary if certain conditions are met.

•   (i) A merger or consolidation in which the corporation is a party or (ii) a share exchange if (i) the shares held by the corporation’s shareholders are listed on a national securities exchange or are held of record by at least 1,000 holders or (ii) in the case of a merger or consolidation, the corporation’s shareholders will receive (a) cash, (b) shares, obligations or other securities that will either be listed on a national securities exchange or held of record by not less than 1,000 holders or (c) a combination thereof.

•   A sale, lease, exchange or other disposition of all or substantially all of a corporation’s assets if the shares held by the corporation’s shareholders are listed on a national securities exchange or are held of record by at least 1,000 holders.

•   A dissolution transaction in which substantially all of a corporation’s net assets are to be distributed to its shareholders within one year after the date of the transaction, so long as the transaction is wholly for cash, shares, obligations or other securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders or a combination thereof.

Directors’ and Officers’ Liability and Indemnification
Delaware Law provides that, subject to certain limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding (other than an action by or in the right of the corporation) on account of being a current or former director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if the person (i) acted in good faith and in a manner reasonably believed to be in the best interests of the corporation (or in some circumstances, at least not opposed to its best interests), and (ii) in a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware Law also permits a corporation to indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a current or former director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent that a current or former director or officer is successful on the merits or otherwise in the defense of such an action, suit or proceeding, the corporation is required by Delaware Law to indemnify such person for expenses actually and reasonably incurred thereby.

The indemnification and advancement of expenses provided by Delaware Law do not exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that person is not entitled to be so indemnified.

In addition to specific indemnification provisions also included in the Current Certificate and By-Laws, the Delaware Certificate and By-Laws limit or eliminate the liability of Directors and Officers to the fullest extent permitted by Delaware Law.

New Jersey Law permits a domestic corporation to eliminate the liability of directors or officers to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders, except for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by the person of an improper personal benefit. In this context, an act or omission in breach of a director or officer’s duty of loyalty is defined as an act or omission which the director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

New Jersey Law provides that a domestic corporation may indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against such person’s expenses and liabilities in connection with any proceeding involving the corporate agent by reason of being or having been such a corporate agent (other than a proceeding by or in the right of the corporation) if the corporate agent (i) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

New Jersey Law also permits indemnification of a corporate agent against expenses incurred in connection with a derivative action or suit which involves the corporate agent, if the corporate agent acted in good faith and in a manner the corporate agent reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be provided in respect of any claim, issue or matter as to which the corporate agent is adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

New Jersey Law requires a corporation to indemnify a corporate agent for such corporate agent’s expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein. Except as required by the previous sentence, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or of the corporation’s shareholders, (iv) an agreement to which the corporation is a party or (v) other proper corporate action in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

The indemnification and advancement of expenses permitted by New Jersey Law do not exclude any other rights to which the corporate agent may be entitled under a provision of the corporation’s certificate of incorporation, its by-laws, agreement, vote of shareholders, or otherwise; provided that no indemnification is permitted if a judgment or other final adjudication adverse to the corporate agent establishes that the corporate agent’s acts or omissions (i) were in breach of his duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involving a knowing violation of law or (iii) resulted in receipt by the corporate agent of an improper personal benefit.

Expenses incurred by a corporate agent in any proceeding may be paid in advance of the final disposition of such proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it is ultimately determined that the corporate agent is not entitled to be so indemnified.

In addition to specific indemnification provisions also included in the Delaware Certificate and By-Laws, the Current Certificate and By-Laws limit or eliminate the liability of Directors and Officers to the fullest extent permitted by New Jersey Law.

Filling of Vacancies on the Board of Directors
Under Delaware Law, if there are no directors in office, then any officer or any stockholder or executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the corporation’s certificate of incorporation or by-laws or may apply to the Court of Chancery for a decree summarily ordering an election.

Under the Delaware By-Laws any directorship not filled at the annual meeting of stockholders and any vacancy, however caused, including vacancies resulting from an increase in the number of directors, occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board or by a sole remaining Director. A Director so elected by the Board shall hold office until his successor shall have been elected and qualified.

Under New Jersey Law, if there are no directors in office, any shareholder or the executor or administrator of a deceased shareholder may call a special meeting of shareholders for the election of directors and, over his own signature, shall give notice of said meeting in accordance with New Jersey Law.

Under the Current By-Laws any directorship not filled at the annual meeting of shareholders and any vacancy, however caused, including vacancies resulting from an increase in the number of directors, occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board or by a sole remaining Director. A Director so elected by the Board shall hold office until his successor shall have been elected and qualified.

Preemptive Rights
Under Delaware Law, stockholders of a corporation do not have preemptive rights to subscribe to an additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the certificate of incorporation.

The Delaware Certificate provides that no stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Under New Jersey Law, shareholders of corporations organized prior to January 1, 1969 have preemptive rights unless the certificate of incorporation provides otherwise.

The Current Certificate provides that no shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Dividends
Delaware Law generally provides that, subject to certain restrictions, the directors of every corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

The Delaware By-Laws provide (a) that the NewCo Board may declare and pay dividends upon the outstanding shares of the NewCo from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Delaware Certificate, and (b) before payment of any dividend there may be set aside sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of NewCo or for such other purpose as the Directors shall think conducive to the interests of NewCo and the Directors may abolish any such reserve in the manner in which it was created.

The Delaware Certificate gives Directors the authority to (a) determine what, if any, dividends are to be declared and paid and (b) set apart out of any of the funds of NewCo available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

New Jersey Law generally provides that a corporation may pay dividends unless (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than its total liabilities.

The Current By-Laws provide (a) that the Board may declare and pay dividends upon the outstanding shares of the Company from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Current Certificate, and (b) before payment of any dividend there may be set aside sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Company or for such other purpose as the Directors shall think conducive to the interests of the Company and the Directors may abolish any such reserve in the manner in which it was created.

The Current Certificate gives Directors the authority to (a) determine what, if any, dividends are to be declared and paid and (b) set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

Repurchase of Shares
Delaware Law provides that a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.
New Jersey Law provides that a corporation may generally acquire its own shares subject to restrictions in its own certificate of incorporation.
Stockholder or Shareholder Vote on Fundamental Issues or Extraordinary Corporate Transactions
Under Delaware Law, a sale or other disposition of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the affirmative vote of the corporation’s board of directors and, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.

By not containing shareholder voting requirements with regard to fundamental issues or extraordinary corporate transactions, the Delaware Certificate and By-Laws defer to Delaware Law with regard to shareholder voting requires to approve such transactions.

New Jersey Law provides that in the case of a corporation organized prior to January 1, 1969, a sale, lease, exchange or other disposition of all or substantially all of a corporation’s assets not in the usual and regular course of its business, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the affirmative vote of the corporation’s board of directors and the affirmative vote of two-thirds of the votes so cast by shareholders entitled to vote thereon, unless the corporation adopts by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon a majority voting requirement.

In addition to the forgoing provisions under New Jersey Law, the Current Certificate includes additional shareholder voting rights related to various business combinations that are intended to delay or discourage attempts to acquire the Company.  These provisions are described above under the section titled “Comparison of Certain Charter Document Provisions.”

Election of Directors	Under the Delaware By-Laws, Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Under the Current By-Laws, Directors are elected by a plurality of the votes cast at the election, except as otherwise provided by the Current Certificate.

	Delaware Charter Documents	Current Charter Documents
Number of Directors	Not less than 5, nor more than 12.	Not less than 5, nor more than 10.
Voting
Whenever any action, other than the election of Directors, is to be taken by vote of the Stockholders, it shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at a meeting of Stockholders entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

Whenever any action, other than the election of Directors, is to be taken by vote of the Shareholders, it shall be authorized by a majority of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

Inspection
In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to determine from time to time whether and, if allowed, under what conditions and regulations the accounts and books of the Company  (other than the stock and transfer books), or any of them, shall be open to the inspection of the Stockholders, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly, subject to applicable law.

Any person who shall have been a Shareholder of record of the Company for at least six (6) months immediately preceding this demand or any person holding or so authorized in writing by the holders of at least five percent (5%) of the outstanding shares of any class or series, upon at least five (5) days’ written demand shall have the right during the usual business hours for any proper purpose to examine in person or by agent or attorney the minutes of the proceedings of the Shareholders and record of Shareholders and to make extracts therefrom at the places where the same are kept.

Reservation of Rights

        We reserve the right to abandon the Migratory Merger without further action by our shareholders at any time before the filing the Certificate of Merger and Articles of Merger with the Secretary of State of Delaware and the Secretary of State of New Jersey, as applicable, even if the Migratory Merger has been authorized by our shareholders at the Meeting, and by voting in favor of the Migratory Merger you are expressly also authorizing us to (a) enter into the Agreement and Plan of Merger, with such changes as we may deemed necessary, and (b) determine not to proceed with the Migratory Merger if we should so decide.

Vote Required

 The affirmative vote of the stockholders holding 75% or more of the outstanding Common Stock is required to approve this Proposal No. 3 to enter into an Agreement and Plan of Merger and consummate the Migratory Merger.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 3 TO CHANGE THE COMPANY’S STATE OF INCORPORATION FROM NEW JERSEY TO DELAWARE THOUGH A MIGRATORY MERGER.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

PROPOSAL 4

PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD
STOCK SPLIT OF COMPANY COMMON STOCK

Approval of this Proposal will permit a reverse 1-for-[___] stock split followed immediately by a forward [___]-for-1] stock split of each share of Common Stock after the Company. We refer to the reverse and forward stock splits, together with the related cash payments to shareholders who would receive fractional shares as a result reverse split, as the "Reverse/Forward Split." In the event Proposal 3 is adopted, the Reverse/Forward Split may, at the Board’s discretion, be completed before or after the Company completes the Migratory Merger.  In this proposal, references to “Company” in the context of the period before consummating the Migratory Merger, means SL Industries, Inc., a New Jersey corporation; and references to “Company” in the context of the period after consummating the Migratory Merger means SL Industries, Inc., a Delaware corporation, which is also referred to in this Proxy Statement as “NewCo”.  References to “Common Stock” in this proposal means the common stock of the Company if the Reverse/Forward Split occurs before the Migratory Merger, and means the common stock of NewCo if the Reverse/Forward Split occurs after the Migratory Merger.

Summary

        The Board has authorized, and recommends for your approval, a reverse 1-for-[___] stock split (the “Reverse Split”) followed immediately by a forward [___]-for-1] stock split (the “Forward Split”) of each share of Common Stock. As permitted under Delaware Law and New Jersey Law, fractional shares resulting from the Reverse Split will be cancelled and converted into the right to receive a cash payment in an amount based on the average closing price of the Common Stock for the ten trading days immediately prior to the Effective Date (as defined below).  If this proposal is adopted and the Reverse/Forward Split completed, the Reverse/Forward Split will result in shareholders holding fewer than [____] shares having all their shares being converted into the right to receive cash (the “Cashed-Out Shareholders”); while shareholders holding more than [____] shares having only that portion of their shares not converted into whole shares by the Reverse Split being converted into the right to receive cash (the “Remaining Shareholders”).  We believe that the Reverse/Forward Split will result in reduced shareholder record keeping and mailing expenses to the Company, and provide holders of fewer than [____] shares with a way to cash out their investments at no cost to them.

        If approved, the Reverse/Forward Split will take place, at the Board’s sole discretion, before or after the Migratory Merger, at any time prior to December 31, 2011.  The proposed amendments to the Company's Certificate of Incorporation necessary to effect the Reverse/Forward Split are attached to this Proxy Statement as Appendix C-1 and Appendix C-2, respectively. A summary overview of the Reverse/Forward Split follows.  The date on which the proposed amendments the Company's Certificate of Incorporation are filed and the Reverse/Forward Split is effective, is referred to as the “Effective Date”.

      The Reverse/Forward split is not a “going private” transaction and is not being proposed in anticipation of a “going private” transaction.

Effect on Shareholders:

        If approved at the Meeting, the Reverse/Forward Split will have the following effects on the Company’s shareholders:

Shareholder before completion of the Reverse/Forward Split	Net Effect After Completion of the Reverse/Forward Split
Registered shareholders holding [____] or more shares
Shares not converted into whole shares by the Reverse Split will be converted into the right to receive cash at a price based on the average daily closing price of the ten days prior to and including the Effective Date (see "Determination of Cash-Out Price and Payment" at page [__]). You will not have to pay any commissions or other fees on this cash-out.

Registered shareholders holding fewer than [____] shares
Shares will be converted into the right to receive cash at a price based on the average daily closing price of the ten days prior to and including the Effective Date (see "Determination of Cash-Out Price and Payment" at page [__]). You will not have to pay any commissions or other fees on this cash-out. Holders of these shares will not have any continuing equity interest in the Company.

Shareholders holding shares in street name through a nominee, such as bank or broker
The Company intends for the Reverse/Forward Split to treat shareholders holding in street name through a nominee (such as a bank or broker) identically as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures, and Company shareholders holding shares in street name should contact their nominees.

Reasons for the Reverse/Forward Split:

        The Board recommends that the shareholders approve the Reverse/Forward Split for the following reasons. These, and other reasons, are described in detail under "Background and Purpose of the Reverse/Forward Split" at page [_].

The Company has a shareholder base of approximately 2,006 shareholders.  Of these shareholders, approximately [_______] accounts have fewer than [____] shares, comprised of approximately [_______] registered accounts and [_______] accounts held in street name through a nominee. In total, these accounts represent approximately [_______] shares. Continuing to maintain accounts for these shareholders, including costs associated with required shareholder mailings, costs the Company significant additional expense each year. The Reverse/Forward Split will reduce the number of shareholders with small accounts and result in cost savings for the Company. The Reverse/Forward Split is not a "going private" transaction and is not being proposed in anticipation of a "going private" transaction.

        The Reverse/Forward Split allows shareholders with small accounts to cash out their positions without transaction costs, such as brokerage fees. However, if these shareholders do not want to cash out their holdings of Common Stock, they may purchase additional shares on the open market to increase their account to at least [____] shares, or, if applicable, consolidate/transfer their accounts into an account with at least [____] shares. These actions would need to be taken far enough in advance so that the consolidation or the purchase is complete and settled by the close of business on the record date of the Reverse/Forward Split, which could be at any time before December 31, 2011.

Structure of the Reverse/Forward Split

        The Reverse/Forward Split includes both a reverse stock split and a forward stock split of shares of Common Stock.  If the Reverse/Forward Split is approved, the Reverse Split is expected to occur at 6:00 P.M. on the Effective Date. All shareholders on the Effective Date will receive 1 share of Common Stock for every [____] shares of Common Stock held in their accounts at that time. Transactions involving the purchase or sale of Common Stock not settled by 6:00 p.m. on the Effective Date (the projected record date) will be ignored for purposes of the Reverse/Forward Split.

Any registered shareholder who holds fewer than [____] shares of Common Stock at the time of the Reverse Split (also referred to as a "Cashed-Out Shareholder"), will receive the right to a cash payment instead a fractional share following the Reverse Split.  Any registered shareholder who holds [____] or more common shares at the time of the Reverse Split (also referred to as a “Remaining Shareholder”) will receive the right to a cash payment instead of a fractional share following the Reverse Split.  Cash payments to be distributed in lieu of fractional shares following the Reverse Split will be determined and paid as described below under "Determination of Cash-Out Price and Payment" at page [_].

        Immediately following the Reverse Split, at 6:01 p.m. on the Effective Date, all shareholders who are not Cashed-Out Shareholders will receive [____] shares of Common Stock for each whole share of stock they held following the Reverse Split. We intend for the Reverse/Forward Split to treat shareholders holding shares in street name through a nominee (such as a bank or broker) identically as shareholders whose shares are registered in their names and nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those street name holders who hold fewer than [____] shares of Common Stock and receive a cash payment instead of fractional shares as "Cashed-Out Shareholders." However, nominees may have different procedures, and shareholders holding shares in street name should contact their nominees.

The Board reserves the right to abandon the Reverse/Forward Split without further action by shareholders at any time before the filing of the amendments to the Certificate of Incorporation with the appropriate Secretary of State.

Background and Purpose of the Reverse/Forward Split

The Company has a shareholder base of approximately 2,006 shareholders, including approximately 1,044 registered shareholders.   As of December __, 2010, approximately [________] registered holders of Common Stock owned fewer than [____] shares of stock. Similarly, as of December __, 2010, approximately [________] beneficial holders of Common Stock owned fewer than [____] shares of Common Stock.  At that time, these shareholders in total represented approximately [__]% of the total number of holders of Common Stock, but owned approximately [__]% of the total number of outstanding shares of Common Stock.

        The Reverse/Forward Split will provide shareholders with fewer than [____] shares of Common Stock with a cost-effective way to cash out their investments because the Company will pay all transaction costs such as brokerage or service fees in connection with the Reverse/Forward Split. In most other cases, very small shareholders would likely incur brokerage fees disproportionately high relative to the market value of their shares if they wanted to sell their stock. In addition, some small shareholders might even have difficulty finding a broker willing to handle such small transactions. The Reverse/Forward Split, however, eliminates these problems for most small shareholders.

        Moreover, the Company will benefit from cost savings as a result of the Reverse/Forward Split. The costs of administering each registered shareholder's account are the same regardless of the number of shares held in each account. Therefore, the Company’s costs to maintain hundreds of small accounts are disproportionately high when compared to the total number of shares involved. These costs include printing and postage costs to mail the proxy materials and annual report, and similar costs associated with required mailings to shareholders holding shares in street name through a nominee (i.e. a bank or broker). We expect that these costs will only increase over time. In light of these disproportionate costs, the Board believes that it is in the best interests of the Company and its shareholders as a whole to eliminate the administrative burden and costs associated with record accounts with fewer than [____] shares, resulting in significant potential annual savings to the Company.

    Notwithstanding that the benefits of the Reverse/Forward Split stem principally from its application to the Company’s small shareholders, the Reverse/Forward Split is being applied to all shareholders.

Effect of the Reverse/Forward Split on Company Shareholders

Shareholders with a Record Account of Fewer than [____] shares:

        If we complete the Reverse/Forward Split and you are a Cashed-Out Shareholder (i.e., a shareholder holding fewer than [____] shares of Common Stock immediately prior to the Reverse Split):

•	You will not receive fractional shares of stock as a result of the Reverse Split in respect of your shares being cashed out.

•	Instead of receiving fractional shares, you will receive a cash payment in respect of your affected shares. See “Determination of Cash-Out Price and Payment" at page [_].

•
After the Reverse Split, you will have no further interest in the Company with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a shareholder or share in the Company's assets, earnings, or profits or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares, you will just have the right to receive cash for these shares.

•	You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

If you hold Book-Entry Shares:

If you hold registered shares in book-entry form with our transfer agent, American Stock Transfer & Trust Company, you will be required to complete and return to our transfer agent a letter of transmittal in order to be credited with post-Reverse/Forward Split shares or to receive cash payment in lieu of any fractional share interest. A form letter of transmittal will be furnished to you by our transfer agent after the Effective Date. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to your registered address as soon as practicable after receipt of the letter of transmittal by our transfer agent. By signing and returning the letter of transmittal, you will warrant that you owned the shares of Common Stock to which the letter of transmittal relates.

If you hold Certificated Shares:

If you are a Cashed-Out Shareholder with a stock certificate representing your cashed-out shares, you will receive a form letter of transmittal from our transfer agent, American Stock Transfer & Trust Company, as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to the Company’s transfer agent for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to American Stock Transfer & Trust Company, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "Stock Certificates" below.

Registered Shareholders with [____] or More Shares of Common Stock:

        If you are a shareholder with [____] or more shares of Common Stock as of the Effective Date, we will first convert your shares into [_____] (1/[____]) of the number of shares you held immediately prior to the Reverse Split, and then in lieu of receiving a fractional share resulting from this conversion, you will receive the right to a cash payment in lieu of receiving that fractional share. Cash payments to be distributed instead of fractional shares following the Reverse Split will be determined and paid as described below under "Determination of Cash-Out Price and Payment" at page [_].

One minute after the Reverse Split, at 6:01 p.m., we will reconvert your whole shares in the Forward Split into [____] times the number of shares you held after the Reverse Split.  For example, if you were an owner of [____] shares of Common Stock immediately prior to the Reverse Split, the Reverse Split would convert your [____] shares into [____]  shares PLUS the right to receive a cash payment in lieu of the 0.2 shares that you would have otherwise received immediately after the Reverse Split but before the Forward Split. One minute after the Reverse Split, at 6:01 p.m., the Forward Split will convert your 2 whole shares into [____] shares.

Street Name Holders of Company Common Stock:

        The Company intends for the Reverse/Forward Split to treat shareholders holding the Common Stock in street name through a nominee (such as a bank or broker) identically as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and shareholders holding the Common Stock in street name should contact their nominees.

NOTE:    If you want to continue to hold Company stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is complete and settled by the record date of the Reverse/Forward Split, expected to be before December 31 , 2011:

(1)	purchase a sufficient number of shares of Common Stock on the open market so that you hold at least [____] shares of Common Stock in your account prior to the record date of the Reverse Split; or
(2)	if applicable, consolidate your accounts so that you hold at least [____] shares of Common Stock in one account prior to the record date of the Reverse Split.

All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

Determination of Cash-Out Price and Payment

        In order to avoid the expense and inconvenience of issuing fractional shares to shareholders after the Reverse Split, under applicable law the Company may pay cash for their fair value these fractional shares. If shareholders approve this proposal at the Meeting and the Reverse/Forward Split is completed, the Board has indicated that it will elect to have the Company pay cash in lieu of issuing fractional shares. The price paid in lieu of issuing fractional shares will be determined based on the average daily closing price per share of Common Stock on the New York Stock Exchange Amex for the ten trading days immediately before and including the Effective Date, without interest (the "Cash-Out Price").

Within ten days after the Effective Date, the Company or its transfer agent will mail to Cashed-Out Shareholders and Remaining Shareholders a notice of the filing of the certificates of amendment and a letter of transmittal containing instructions with respect to the submission of certificates representing shares of Common Stock to the Company. No certificates or scrip representing fractional shares of Common Stock shall be issued in connection with the Reverse/Forward Split. Instead, Cashed-Out Shareholders upon surrender of their old certificates, will receive cash in lieu of the fractional share of Common Stock resulting from the Reverse Split. Remaining Shareholders receive, upon surrender of their old certificates, a cash payment in lieu of the fractional share of Common Stock resulting from the Reverse Split and a new stock certificate for the full amount of whole shares held by such Remaining Shareholder Reverse/Forward Split.  For both Cashed-Out Shareholders and Remaining Shareholders, such cash will be paid as soon as practicable following surrender of the old certificates.

All shareholders entitled to receive a cash payment in lieu of fractional shares will receive the same Cash-Out Price.

Effect of the Reverse/Forward Split on the Company

        The Reverse/Forward Split will not affect the public registration of Common Stock with the SEC under the Securities Exchange Act of 1934, as amended. The Reverse/Forward Split is not a "going private" transaction and is not being proposed in anticipation of a "going private" transaction.

        The number of shares of authorized common stock will not change as a result of the Reverse/Forward Split. On December __, 2010, there are [_______] shares of Common Stock issued and outstanding. Following the Reverse/Forward Split, the total number of issued and outstanding shares of Common Stock will be reduced by the aggregate number of fractional shares that were cashed out following the Reverse/Forward Split. The par value of Common Stock will remain at $0.20 per share after the Reverse/Forward Split.  The Cash-Out Price is unknown.

Stock Certificates

        In connection with the Reverse/Forward Split, the Common Stock will be identified by a new CUSIP number. The new CUSIP number will appear on any stock certificates representing shares of Common Stock after the record date of the Reverse/Forward Split.  Any shareholder with [____] or more shares of Common Stock immediately prior to the Reverse Split who wants to receive a certificate bearing the new CUSIP number can do so at any time by contacting the Company’s transfer agent at (877) 248-6417 for instructions on how to surrender old certificates. After the date the Reverse/Forward Split is complete, an old certificate presented to an exchange agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

        As described above, any Cashed-Out Shareholder or Remaining Shareholder with share certificates will receive a letter of transmittal after the Reverse/Forward Split is completed. These shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Company's transfer agent before they can receive cash payment for those shares.

Certain Federal Income Tax Consequences

The following is a summary of certain material federal income tax consequences of the Reverse/Forward Split; however, this does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse/Forward Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to shareholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). Tax treatment may vary depending upon particular facts and circumstances. Accordingly, each Shareholder should consult with his or her own tax advisor concerning the effects of the Reverse/Forward Split and, in particular, the manner in which the tax basis and holding period of the shareholder’s post-split shares will be determined.

Each shareholder should recognize no gain or loss upon the exchange of pre-split shares for post-split shares pursuant to the Reverse/Forward Split. Cash payments in lieu of a fractional post-split share should generally be treated as if the fractional share were issued and then redeemed by the Company for cash. Each shareholder should then recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the basis in the fractional share.

The aggregate tax basis of the post-split shares received in the Reverse/Forward Split (including any fraction of a post-split share deemed to have been received) will be the same as the aggregate tax basis in the pre-split shares exchanged. The holding period for the post-split shares will include the period during which the pre-split shares surrendered in the Reverse/Forward Split were held.

The Company believes that the Reverse/Forward Split will qualify as a “recapitalization” under Section 368(a)(1)(E) of the Internal Revenue Code. As a result, the Company will not recognize any gain or loss as a result of the Reverse/Forward Split.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Appraisal Rights

        Dissenting shareholders do not have appraisal rights under Delaware Law or under the Company’s Certificate of Incorporation or By-laws in connection with the Reverse/Forward Split.

Reservation of Rights

        We reserve the right to abandon the Reverse/Forward Split without further action by our shareholders at any time before the filing of the amendments to the Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our shareholders at the Meeting, and by voting in favor of the Reverse/Forward Split you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

Vote Required

The affirmative vote of the stockholders holding 75% or more of the outstanding Common Stock is required to approve this Proposal No. 4 to effect the Reverse/Forward Split.

Recommendation of the Board

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO 4 TO EFFECT THE REVERSE/FORWARD SPLIT.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board has selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm.  Grant Thornton LLP has served as the Company’s independent registered public accounting firm since July 2002.  While it is not required to do so, the Board is submitting to shareholders for ratification the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  Such ratification of the selection of Grant Thornton LLP will require the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote thereon and represented at the Meeting.  The Board will reconsider its selection should the shareholder votes evidence disapproval.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional fees rendered in connection with the audit of the Company’s annual financial statements and the reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto, were $597,713 for the year ended December 31, 2009 and $714,963 for the year ended December 31, 2008.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as “Audit Fees,” includes planning efforts related to the review of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and consultations concerning financial accounting and reporting matters not classified as audit, were $95,235 for the year ended December 31, 2009, and $19,531 for the year ended December 31, 2008.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning were $1,760 for the year ended December 31, 2009, and $0 for the year ended December 31, 2008.  The services comprising the fees reported as “Tax Fees” are primarily related to consultation regarding tax issues and tax structure related to foreign operations.

All Other Fees

There were no other fees billed by Grant Thornton LLP for the years ended December 31, 2009 and December 31, 2008 for products and services, other than those described.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee.  Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for the year ended December 31, 2009 were approved by the Audit Committee.  Of the total number of hours expended on Grant Thornton LLP’s engagement to audit the Company’s financial statements for the year ended December 31, 2009, none of the hours were attributed to work performed by persons other than permanent, full-time employees of Grant Thornton LLP in the United States and of a member firm of Grant Thornton International in China.

The Audit Committee considered whether the provision of non-audit services by Grant Thornton LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Grant Thornton LLP’s independence was not compromised.

Representatives of Grant Thornton LLP are expected to be present at the Meeting and available to respond to appropriate questions.  Such representatives will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL, UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than [________], 2011.  Shareholders wishing to nominate directors or bring a proposal before the 2011 annual meeting of shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no later than the close of business on the 60th calendar day prior to the date of the 2011 annual meeting.

Under the SEC’s proxy rules, proxies solicited by the Board for the 2011 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes). Any shareholder proposal may not be included in the Company’s proxy statement if the Company does not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

           To be in proper form, a shareholders notice must include the specified information concerning the proposal or nominee as described in the Company’s By-Laws.  The Company will not consider any proposal or nomination that does not meet the requirements of its By-Laws and the SEC rules for submitting a proposal or nomination.
OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the shareholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our 2009 Annual Report under the captions “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.” Copies of the 2009 Annual Report and the Third Quarter 10-Q accompany this Proxy Statement.

The Company will amend this Proxy Statement to include or incorporate by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by writing to the Corporate Secretary at the following address: SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.  These documents are also included in our SEC filings, which you can access electronically at the SEC’s web site at http://www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this proxy statement, annexes and associated documents are “forward-looking” statements, as well as historical information. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these and other factors.

Whether or not you intend to be present at this Meeting you are urged to sign and return your proxy promptly.

By order of the Board of Directors,
Glen M. Kassan
Chairman

Mount Laurel, New Jersey
December __, 2010

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL PERIOD ENDED SEPTEMBER 30, 2010 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE PROVIDED WITH CERTAIN OTHER SHAREHOLDER INFORMATION IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT.  TO OBTAIN ADDITIONAL COPIES OR COPIES OF THE AMENDMENT TO OUR ANNUAL REPORT ON FORM 10-K/A WITHOUT CHARGE, PLEASE WRITE TO: LOUIS BELARDI, SECRETARY, SL INDUSTRIES, INC., 520 FELLOWSHIP ROAD, SUITE A-114, MOUNT LAUREL, NEW JERSEY 08054.

APPENDIX A

2008 INCENTIVE STOCK PLAN,

AS AMENDED ___________, 2010

1.           PURPOSE OF THE PLAN.

 This 2008 Incentive Stock Plan, (the “Plan”), is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to SL Industries, Inc., a New Jersey corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan may be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

 The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.           ADMINISTRATION OF THE PLAN.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

 In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.           DESIGNATION OF OPTIONEES AND GRANTEES.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right, Restricted Stock or Equity Incentive granted to Optionees or Grantees, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the Optionee or Grantee’s relationship to the Company, the Optionee or Grantee’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee or Grantee’s length of service, promotions and potential. An Optionee or Grantee who has been granted an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted Stock or Equity Incentive(s) if the Committee shall so determine.

4.           STOCK RESERVED FOR THE PLAN.

 Subject to adjustment as provided in Section 10 hereof, a total of [            ] shares of the Company’s Common Stock, $0.20 par value per share (the “Stock”), shall be subject to the Plan.  The maximum number of shares of Stock that may be subject to Options and Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed [             ] and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives may be subject to future Options under the Plan, except in the case of an Option or Stock Appreciation Right where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5.           TERMS AND CONDITIONS OF OPTIONS.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 10 below.  “Fair Market Value” means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)           Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)           Exercisability.  Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)           the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)           the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)           a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)           Method Of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)           Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(f)           Incentive Option Shares.  A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two year period commencing on the day after the date of the grant of such Incentive Option or within a one year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6.           TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee.  Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company.  Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Committee shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7.           TERMS AND CONDITIONS OF RESTRICTED STOCK.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Grantee Rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

(b)           Issuance of Certificates.  The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)           Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)           Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions has lapsed.  Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)           Change of Control.  Upon the occurrence of a Change in Control, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee in its sole discretion.

8.            OTHER EQUITY INCENTIVES OR STOCK BASED AWARDS.

The Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9.            TERM OF PLAN.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights or Equity Incentives theretofore granted may extend beyond that date.

10.           CAPITAL CHANGE OF THE COMPANY.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Plan.

11.           PURCHASE FOR INVESTMENT.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.           TAXES.

(a)           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

(c)           If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

13.           EFFECTIVE DATE OF PLAN.

The Plan shall be effective on May 14, 2008; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than March 31, 2009, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

 14.           AMENDMENT AND TERMINATION, SECTION 409A OF THE CODE.

 The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted without the Optionee or Grantee’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)           materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

(b)           materially increase the benefits accruing to the Optionees or Grantees under the Plan;

(c)           materially modify the requirements as to eligibility for participation in the Plan;

(d)           decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

(e)           extend the term of any Option beyond that provided for in Section 5(b).

(f)           The Committee may amend the terms of any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee’s consent.  The Committee may also substitute new Options, Stock Appreciation Rights or Restricted Stock for previously granted Options, Stock Appreciation Rights or Restricted Stock including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

 It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules) and the Committee shall exercise its discretion in granting Options, Stock Appreciation Rights or Restricted Stock hereunder (and the terms of such grants), accordingly.  The Plan and any grant of an Option, Stock Appreciation right or Restricted Stock hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

15.           GOVERNMENT REGULATIONS.

 The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

16.           GENERAL PROVISIONS.

(a)           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)           Employment Matters.  The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)           Limitation Of Liability.  No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

(e)           Non-transferability.  Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit).  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)           No Rights as a Stockholder.  No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(g)           Termination by Death.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

(h)           Termination by Reason of Disability.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

(i)           Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

For purposes of this paragraph (i), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(j)           Other Termination.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right’s term if the Optionee or Grantee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Committee). The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

SL INDUSTRIES, INC.

______________, 2010

APPENDIX B

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of [_______] [__], 20[_], by and between SL Industries, Inc., a New Jersey corporation (“SL Industries - NJ”), and SL Industries, Inc., a Delaware corporation (“SL Industries - DE”).

W I T N E S S E T H:

WHEREAS, SL Industries - NJ is a corporation duly organized and in good standing under the laws of the State of New Jersey;

WHEREAS, SL Industries - DE is a corporation duly organized and in good standing under the laws of the State of Delaware;

WHEREAS, the board of directors of SL Industries - NJ has determined that it is advisable and in the best interests of SL Industries - NJ that it merge with and into SL Industries - DE upon the terms and subject to the conditions herein provided;

WHEREAS, the board of directors of SL Industries - DE has determined that it is advisable and in the best interests of SL Industries - DE that SL Industries - NJ merge with and into SL Industries - DE upon the terms and subject to the conditions herein provided;

WHEREAS,  this Agreement has been duly approved by the shareholders of SL Industries - NJ and the sole shareholder of SL Industries - DE; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1:  The Merger.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), SL Industries - NJ shall be merged with and into SL Industries - DE (the “Merger”), and the separate existence of SL Industries - NJ shall cease and SL Industries - DE shall be the entity surviving the Merger (hereinafter referred to as the “Surviving Entity”), which shall continue to exist under, and be governed by, the laws of the State of Delaware.  The Merger shall have the effects specified in the General Corporation Law of the State of Delaware (the “DGCL”) including section 259 of the DGCL, the New Jersey Business Corporation Act (the “NJBCA”) and this Agreement.

(b)           The Merger shall become effective on the date and time specified in a Certificate of Merger to be filed with the Secretary of State of the State of Delaware and Articles of Merger to be filed with the Secretary of State of the State of New Jersey (the “Effective Time”).

               ARTICLE 2:  Directors and Officers.  The directors and officers of SL Industries - NJ immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity from and after the Effective Time, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the Surviving Entity or the DGCL.

ARTICLE 3:  Governing Documents.

(a)           The certificate of incorporation of SL Industries - DE in effect at the Effective Time, in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Entity until amended in accordance with applicable law.

(b)           The by-laws of SL Industries - DE in effect at the Effective Time, in the form attached hereto as Exhibit B, shall be the by-laws of the Surviving Entity until amended in accordance with applicable Law.

                ARTICLE 4:  Name.  From and after the Effective Time, the name of the Surviving Entity shall be SL Industries, Inc.

ARTICLE 5:  Effect of Merger on Capital Stock.

(a)           At the Effective Time, each share of common stock of SL Industries - NJ issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock of the Surviving Entity, and each issued and outstanding share of Delaware common stock of SL Industries - DE owned by SL Industries - NJ shall be automatically retired and canceled, without the payment of consideration therefor.

(b)           At the Effective Time, each option, warrant or other security of SL Industries - NJ issued and outstanding immediately prior to the Effective Time shall be converted into and shall be an identical security of the Surviving Entity and shares of common stock of the Surviving Entity shall be reserved for purposes of the exercise of such options, warrants or other securities for each share of common stock of SL Industries - NJ so reserved prior to the Effective Time.

(c)           At and after the Effective Time, all of the outstanding certificates or other documents that immediately prior to the Effective Time evidenced ownership of securities of SL Industries - NJ shall be deemed for all purposes to evidence ownership of and to represent the securities of the Surviving Entity into which such securities of SL Industries - NJ have been converted, as herein provided, and shall be so registered on the books and records of the Surviving Entity or its transfer agent.  The registered owner of any such outstanding certificate or other document evidencing ownership of securities of SL Industries - NJ shall, until such certificate or other document shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the securities evidenced by such certificate or other document, as above provided.   At the Effective Time, each issued and outstanding share of stock of SL Industries - DE owned SL Industries - NJ shall be canceled, without the payment of consideration therefore.

ARTICLE 6:  Transfer, Conveyance and Assumption.  Without limiting the generality of the foregoing, at the Effective Time, (i) the Surviving Entity shall, without further transfer, succeed to and possess all of the rights, privileges, franchises, immunities and powers of SL Industries - NJ; (ii) all of the assets and property of whatever kind and character of SL Industries - NJ shall vest in the Surviving Entity without further act or deed; and (iii) the Surviving Entity, shall, without further act or deed, assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of SL Industries - NJ, including, without limitation, all outstanding indebtedness of SL Industries - NJ.

ARTICLE 7:  Employee Benefit and Compensation Plans.  At the Effective Time, each employee benefit plan, incentive compensation plan and other similar plans to which SL Industries - NJ is then a party shall be assumed by, and continue to be the plan of, the Surviving Entity.  To the extent any employee benefit plan, incentive compensation plan or other similar plan of SL Industries - NJ provides for the issuance or purchase of, or otherwise relates to, securities of SL Industries - NJ, after the Effective Time such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the securities of the Surviving Entity into which such securities of SL Industries - NJ have been converted as herein provided.

ARTICLE 8:  Further Assurances.  From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of SL Industries - NJ such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Entity all such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers and authority of SL Industries - NJ, and otherwise to carry out the purposes of this Agreement.  The directors and officers of the Surviving Entity are fully authorized, on behalf of the Surviving Entity and SL Industries - NJ, to take any and all such actions and to execute and deliver any and all such deeds, documents and other instruments.

ARTICLE 9:  Termination.  This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time if the board of directors of SL Industries - NJ determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of SL Industries - NJ and its shareholders.  In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either SL Industries - NJ or SL Industries - DE, or any of their respective shareholders, directors or officers.

ARTICLE 10:  Amendments; Waivers.

(a)           Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by SL Industries - NJ and SL Industries - DE, provided that an amendment shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any securities of SL Industries - NJ to be effected by the Merger; (ii) alter or change any term of the certificate of incorporation of the Surviving Entity; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any securities of SL Industries - NJ.

(b)           No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE 11:  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

ARTICLE 12:  Authorization.  The shareholders, board of directors and the proper officers of SL Industries - NJ and of the Surviving Entity, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and the Merger provided for herein.

ARTICLE 13:  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflicts of law.

ARTICLE 14:  Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state court, or the United States District Court, Southern District of New York, in each case sitting in the County of New York over any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York state or Federal court.

ARTICLE 15:  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be considered to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

[Signature Page Follows]

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the [__] day of [________], 20[__].

SL INDUSTRIES, INC., a New Jersey corporation

By:
Name:
Title:

SL INDUSTRIES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit A

CERTIFICATE OF INCORPORATION

OF

SL INDUSTRIES, INC.

I.            Name.  The name of the corporation is SL INDUSTRIES, INC. (hereinafter referred to as the “Corporation”).

II.           Registered Office and Agent.  The location of the Corporation’s current registered office in the State of Delaware is 615 South DuPont Highway, Dover, DE 19901, County of Kent and the name of the current registered agent thereon and in charge thereof, upon whom process against this Corporation may be served, is National Corporate Research, Ltd.

III.         Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.         Shares.  The total number of shares of all classes of stock which the Corporation shall be authorized to issue is thirty-one million (31,000,000) shares, divided into six million (6,000,000) shares of Preferred Stock, without par value (herein called “Preferred Stock”), and twenty-five million (25,000,000) shares of Common Stock, of the par value of twenty cents ($0.20) per share (herein called “Common Stock”).

A.  PREFERRED STOCK.

1.           The Preferred Stock may be issued in one or more series.  The designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred Stock shall belong, (b) state whether a dividend shall be payable in cash, stock or otherwise, whether such dividends shall be cumulative or noncumulative and whether the Preferred Stock of such series shall rank on a parity with or junior to other series of Preferred Stock as to dividends, and fix the dividend rate therefor (or the manner of computing the rate of such dividends thereon), (c) fix the amount which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (d) state whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article IV, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption, or a purchase fund for the purchase, of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Corporation is in default as to such sinking or purchase fund the Corporation shall not (with such exceptions, if any, as may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock with respect to dividends or distribution of assets upon liquidation (referred to in this Paragraph A of Article IV as “stock ranking junior to the Preferred Stock”), (iii) grant voting rights to the holders of shares of such series in addition to those required by law, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking on a parity therewith or prior thereto with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, stock ranking junior to the Preferred Stock, (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into other securities, and (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article IV. The term “fixed for such series” and similar terms as used in the Paragraph A shall mean stated and expressed herein or in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

2.           In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any class of stock of the Corporation ranking junior to the Preferred Stock, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amounts fixed for such series.  After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stocks of the Corporation ranking junior to the Preferred Stock according to their respective rights.  In the event that the assets of the Corporation available for distribution to the holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

3.           Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, shares of Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Paragraph A and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

B.  COMMON STOCK.

1.           All or any part of the authorized shares of Common Stock of the Corporation may be issued from time to time and for such consideration, not less than the par value thereof, as may be determined and fixed from time to time by the Board of Directors, as provided by law.

2.           Subject to the prior and superior rights of the Preferred Stock, and on the conditions set forth in the foregoing Paragraph A of this Article IV or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

3.           Subject to the provisions of this Article IV, the holders of Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the Corporation.

4.           After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

C.  GENERAL PROVISIONS.

1.           No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

V.           Directors.  The directors constituting the current Board of Directors of the Corporation are:

NAME	ADDRESS
Glen M. Kassan	[_____________]
Mark E. Schwarz	[_____________]
Avrum Gray	[_____________]
James A. Risher	[_____________]
John H. McNamara, Jr.	[_____________]
Warren G. Lichtenstein	[_____________]

VI.           Duration.  The duration of the Corporation is to be perpetual.

VII.           Directors’ Authority.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

A.           To make, alter and amend the by-laws of the Corporation.

B.           To fix and vary the amount of the working capital of the Corporation and to determine what, if any, dividends shall be declared and paid.

C.           To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

D.           To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

E.           By a resolution passed by a majority vote of the whole board, if so provided in the by-laws, to designate two or more of its number to constitute an executive committee, which committee shall exercise, as provided in said resolution or in the by-laws, the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the directors.

F.           To determine from time to time whether and, if allowed, under what conditions and regulations the accounts and books of the Corporation (other than the stock and transfer books), or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly, subject to applicable law.

VIII.           Director and Officer Liability and Indemnification.

A.           The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

B.           The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify pursuant to the General Corporation Law of the State of Delaware against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such law, and may, in the discretion of the Board of Directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement, or other liability asserted against and incurred by such persons, whether or not the Corporation would have the power to so indemnify such persons under the General Corporation Law of the State of Delaware.  The indemnification provided for herein shall not be deemed to limit the right of the Corporation to indemnify any other person or any such expenses to the full extent  permitted by law nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

C.           No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director or officer of this Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal, or any indemnification right of any person arising from any matter occurring prior to such amendment or repeal.

IX.           [Opt-Out Of Restrictions on Business Combinations with Interested Stockholders.  The Corporation shall not be governed by or subject to Section 203 of the General Corporation Law of the State of Delaware.]

X.           Related Transactions.  In the absence of fraud, no contract or other transaction between the Corporation and any other Corporation or any individual, association or firm shall be in any way affected or invalidated by the fact that any of the directors of the Corporation are interested in such other corporation, association or firm or personally interested in such contract or transaction; provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said board at which such contract or transaction is authorized or confirmed; and provided further that at such meeting there is present a quorum of directors not so interested and that such contract or transaction shall be approved by a majority of such quorum. Any director of the Corporation may vote upon any contract or other transaction between this Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

XI.           Books and Records.  The Corporation may have one or more offices within or outside the State of New Jersey at which the directors may hold their meetings and keep the books of the Corporation, but the Corporation shall always keep at its principal office a transfer book in which the transfers of stock can be made, entered and registered, and also a book containing the names and addresses of the stockholders and the number of shares held by them respectively, which shall be open at all times during the business hours to the examination of the stockholders. Elections of directors need not be by ballot unless the by-laws of the Corporation so provide.

XII.           Amendment.  The Corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

XIII.           Captions.  The captions contained in this certificate are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this certificate of incorporation.

IN WITNESS WHEREOF, the Corporation has executed this document on the [__] day of [________], 2010.

SL INDUSTRIES, INC.

By:
WILLIAM T. FEJES, JR., President

Exhibit B

BY-LAWS

OF

SL INDUSTRIES, INC.

ARTICLE I

OFFICES

Section 1.            The registered office of the Corporation shall be at the National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901, County of Kent.

Section 2.            The Corporation may have such other offices either within or without the state as the Board of Directors may designate or the business of the Corporation may require from time to time.

ARTICLE II

SEAL

Section 1.            The corporate seal shall have inscribed thereon the name of the Corporation, the year of its creation and the words “Corporate Seal, Delaware.”

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 1.            All meeting of the Stockholders shall be held at the registered office of the Corporation or at such other place or places either within or without the State of New Jersey as may from time-to-time be selected by the Board of Directors.

Section 2.            Annual Meetings:  The Annual Meeting of the Stockholders shall be held at such time and date as may be fixed each year by the Board of Directors, when the Stockholders shall elect a Board of Directors by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and transact such other business as may properly be brought before the meeting.

                 If the Annual Meeting for election of Directors is not held on the day designated therefore, the Directors shall cause the meeting to be held as soon thereafter as convenient.

Section 3.            Special Meetings:  Special Meetings of the Stockholders may be called by the Chairman, the President or the Board of Directors and, with respect to Stockholders, as provided in Section 211(d) of the General Corporation Law of the State of Delaware (the “DGCL”), as in effect from time to time or any successor statute thereto.

Section 4.            Notice of Stockholders’ Meetings:  Written notice of the time, place and purpose or purposes of every meeting of Stockholders shall be given not less than thirty (30) nor more than sixty (60) days before the date of the meeting either personally or by mail to each Stockholder of record entitled to vote at the meeting, unless lesser or greater period of notice is required or allowed by statute in a particular case.

When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.  If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to notice on the new record date.

Section 5.   Waiver of Notice:  Notice of a meeting need not be given to any Stockholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting.  The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

Whenever Stockholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action by every Stockholder entitled to vote thereon as of the date of the taking of such action.

Section 6.            Fixing Record Date:

(1)         The Board of Directors may fix, in advance, a date as the record date for determining the Corporation’s Stockholders with regard to any corporate action or event and, in particular, for determining the Stockholders who are entitled to:

(a)	notice of or to vote at any meeting of Stockholders or any adjournment thereof;

(b)	be given a written consent to any action without a meeting; or

(c)	receive payment of any dividend or allotment of any given right.

In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

In order that the Corporation may determine the Stockholders to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and when prior action by the Board of Directors is required, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days prior to such action.  If no record date is fixed, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution thereto.

(2)          When a determination of Stockholders of record for a Stockholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

Section 7.             Voting Lists:  At least ten (10) days before any meeting of Stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of Stockholders entitled to vote at a Stockholders’ meeting or any adjournment thereof.  A list required by this section may consist of cards arranged alphabetically or any equipment which permits the visual display of such information.  Such list shall be arranged alphabetically within each class, series or groups of Stockholders maintained by the Corporation for convenience of reference, with the address of and the number of shares held by each Stockholder; be produced or available by means of a visual display at the time and place of the meeting; be subject to the inspection of any Stockholder for reasonable periods during the whole time of the meeting; be subject to the inspection of any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting; and be prima facie evidence as to who are the Stockholders entitled to examine such list or to vote at any meeting.

If the requirements of this section have not been complied with, the meeting, on the demand of any Stockholder in person or by proxy, shall be adjourned until the requirements are complied with.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

Section 8.             Quorum:  Unless otherwise provided in the Certificate of Incorporation or by statute, the holders of a majority of the shares of stock entitled to be voted, present in person or represented by proxy at a meeting, shall constitute a quorum for the transaction of business at a meeting. In the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained.  At any such adjourned  session of the meeting at which there shall be present or  represented the holders of record of the  requisite  number of shares, any business may be transacted  that might have been  transacted at the meeting as originally called.

Whenever the holders of any class or series of share are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

Section 9.             Voting:  Each holder of any share with voting rights shall be entitled to one (1) vote for each such share registered in his name, except as otherwise provided in the Certificate of Incorporation.  Whenever any action, other than the election of Directors, is to be taken by vote of the Stockholders, it shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at a meeting of Stockholders entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

Every Stockholder entitled to vote at a meeting of Stockholders or to express consent without a meeting may authorize another person or persons to act for him by proxy.  Every proxy shall be executed in writing by the Stockholder or his agent, except that a proxy may be given by the Stockholder or his agent by telegram or cable or by means of electronic communication which results in a writing.  No proxy shall be valid for more than three (3) years unless a longer time is expressly provided therein.  Unless it is irrevocable as provided in Section 212(e) of the DGCL, a proxy shall be revocable at will.  The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable.  A proxy shall not be revoked by the death or incapacity of the Stockholder but such proxy shall continue in force until revoked by the personal representative or guardian of the Stockholder.  The presence at any meeting of any Stockholder who has given a proxy shall not revoke such proxy unless the Stockholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy, or votes the shares subject to the proxy by written ballot.

Section 10.           Action by Consent:  Unless otherwise provided by the Certificate of Incorporation or the DGCL, any action by the Stockholders of the Corporation that can be effected at an annual or special meeting of Stockholders can be effected by written consent without a meeting so long as such written consent is signed by the holders of at least the number of shares required to approve such action at a duly held annual or special Stockholders meeting at which all shares entitled to vote thereon were present and voted.

Section 11.           Election of Directors:  Except as otherwise provided in the Certificate of Incorporation, at each election of Directors every Stockholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except as otherwise provided by the Certificate of Incorporation.

Elections of Directors need not be by ballot unless a Stockholder demands election by ballot at the election and before the voting begins.

Section 12.           Inspectors of Election:  The Board of Directors, in advance of any Stockholders’ meeting or of the tabulation of written consents of Stockholders without a meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof.  If inspectors to act at any meeting of Stockholders are not so appointed or shall fail to qualify, the person presiding at a Stockholders’ meeting shall make such appointment.

Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  No person shall be elected a Director in an election for which he has served as an inspector.

Section 13.           Advance Notification Requirement:  At any meeting of Stockholders, only such director nominations, proposals or other business (“business”) shall be conducted or considered by the Stockholders as shall have been properly brought before such meeting.  To be properly brought before a meeting the business must be a proper subject for action by Stockholders and must be:  (a) specified in the notice of any meeting (or supplement thereto) given by or at the direction of the Board of Directors; (b) brought before a meeting by or at the direction of the Board of Directors; or (c) brought before a meeting by a Stockholder where the Stockholder has complied with the procedures set forth in this Section.

For business to be properly brought before a meeting by a Stockholder of the Corporation, the Stockholder must give the Secretary of the Corporation timely written notice of the business to be brought before a meeting.  To be timely, a Stockholder’s written notice must be delivered or mailed to and actually received at the Corporation’s principal headquarters no later than the close of business on the 60th calendar day prior to the date of the meeting.  A Stockholder’s written notice to the Secretary of the Corporation of the business to be brought before the meeting shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owners, if any, on whose behalf the proposal is made; and (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner and (iii) a representation that the Stockholder is a holder of record of shares of the Corporation and intends to appear in person or by proxy at the meeting to propose such business.

Notwithstanding anything in the Corporation’s By-Laws to the contrary, no business shall be conducted at a Stockholder meeting except in accordance with the provisions and procedures set forth in this Section of the Corporation’s By-Laws.

The presiding officer of a meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting, and, in accordance with the provisions of this section of the Corporation’s By-Laws, the presiding officer of the meeting shall so declare to the meeting that any such business not properly before the meeting shall not be transacted.

ARTICLE IV

DIRECTORS

Section 1.             The business and affairs of this Corporation shall be managed by its Board of Directors, not less than five (5) nor more than twelve (12) in number, as determined by the Board of Directors.  A Director shall be at least eighteen years of age and need not be a United States citizen or a resident of this State or a Stockholder in the Corporation.  Each Director shall be elected by the Stockholders at the Annual Meeting of the Corporation and shall be elected for the term of one (1) year and until his successor shall be elected and shall qualify.

Section 2.             Regular Meetings:  Regular meetings of the Board of Directors shall be held immediately following the Annual Meeting of Stockholders, and at such other times and places, as shall be determined by the Board of Directors.  After the election of the Directors, the newly-elected Board shall meet for the purpose of organization, election of officers of the Corporation and Chairman, and otherwise, and no notice of such meeting shall be necessary to the newly-elected Directors in order to constitute legally the meeting, provided a majority of the whole Board shall be present.

Section 3.             Quorum:  A majority of the entire Board or of any committee thereof shall constitute a quorum for the transaction of business and the act of the majority present at a meeting at which a quorum is present shall be the act of the Board of Directors or of the committee.

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or the committee.

Where appropriate communication facilities are reasonably available, any or all Directors shall have the right to participate in all or any part of a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, unless otherwise provided in the Certificate of Incorporation.

Section 4.             Special Meetings:  Special meetings of the Board of Directors may be called by the Chairman or the President on one day’s notice to each Director, either personally or by mail; special meetings may be called in like manner and on like notice on the written request of any two (2) Directors.

Section 5.             Waiver of Notice:  Notice of any meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting.  The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.  Neither the business to be transacted at nor the purposes of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.  Notice of any adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

Section 6.             Powers of Directors:  The Board of Directors shall have the management of the business of the Corporation.  In addition to the powers and authorities by the By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute nor by these By-Laws directed or required to be exercised or done by the Stockholders.

Section 7.             Compensation of Directors:  The Board of Directors, by the affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of Directors for services to the Corporation as Directors, officers or otherwise.

Section 8.             Executive Committee:  If deemed advisable, the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members.  Any such committee, to the extent provided in such resolution or resolutions or in these By-Laws and not inconsistent with Section 141 of the DGCL, shall have and may exercise all the powers and authority of the  Board, except that no such committee shall make, alter or repeal any By-Law of the Corporation; elect or appoint any Director, or remove any officer or Director; submit to Stockholders any action that requires Stockholders’ approval; or amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.

Actions taken at a meeting of such committee shall be reported to the Board of Directors at its next meeting following such committee meeting except that, when the meeting of the Board of Directors is held within two (2) days after the committee meeting, such report, if not made at the first meeting, shall be made to the Board of Directors at its second meeting following such committee meeting.

Section 9.             Chairman of the Board:  The Chairman of the Board shall preside at all meetings of the Stockholders and of the Directors; shall be ex officio a member of the Executive Committee, and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

Section 10.           Audit Committee:  The Audit Committee shall be appointed from among those Directors who are not officers or employees of the Corporation.  Such Committee shall designate from among its members a chairman who shall preside over meetings of the Committee and perform such administrative functions as the Committee may deem necessary.  The Committee shall (a) recommend to the Board of Directors and to the Stockholders an accounting firm whose duty it shall be to audit the books and records of the Corporation; (b) review the audit report each year and make such recommendations as it may deem appropriate to carry out recommendations as may be made by the auditing accounting firm or such auditing and account steps as the Committee may deem necessary upon its own motion; (c) from time-to-time meet with and receive reports from the Corporation’s Controller and recommend to the Chairman, the President or the Board of Directors such action, as the Committee may deem appropriate.

Section 11.           Secretary:  The Secretary shall keep full minutes of all meetings of the Board of Directors, shall attend all sessions of the Board, shall act as clerk thereof and shall record all minutes and proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  Unless otherwise provided by the Chairman, he shall give or cause to be given notices of all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

Section 12.           Discharge of Duties:  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V

OFFICERS

Section 1.             The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, a Controller and, if desired, one or more Vice Presidents, and such other officers as may be required.  They shall be annually elected by the Board of Directors and shall hold office for one (1) year and until their successors are elected and have qualified, subject to earlier termination by removal by the Board or resignation upon written notice to the Corporation.  The Board of Directors may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time-to-time shall be prescribed by the Board of Directors.

Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2.             Salaries:  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.             Removal:  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

Section 4.             President:  The President shall be the Chief Executive Officer of the Corporation; he shall have general and active management of the business of the Corporation, shall perform the duties of the Chairman of the Board in his absence and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He shall be ex officio a member of all committees other than the Audit Committee and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

Section 5.             Secretary:  The Secretary shall keep full minutes of all meetings of the Stockholders and shall give or cause to be given notices of all meetings of the Stockholders of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

Section 6.             Treasurer:  The Treasurer shall be responsible for banking and borrowing arrangements of the Corporation and its relations with financial institutions, as well as investor relations.

Section 7.             Controller:  The Controller shall be responsible for keeping full and accurate accounts of the assets, liabilities, receipts and disbursements of the Corporation and reporting thereon and on the Corporation’s transactions and financial condition.

ARTICLE VI

VACANCIES

Section 1.             Directors:  Any directorship not filled at the Annual Meeting and any vacancy, however caused, including vacancies resulting from an increase in the number of Directors, occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors or by a sole remaining Director.  A Director so elected by the Board of Directors shall hold office until his successor shall have been elected and qualified.

Section 2.             Officers:  Any vacancy occurring among the officers, however caused, shall be filled by the Board of Directors.

Section 3.             Resignations:  Any Director or other officer may resign by written notice to the Corporation.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

ARTICLE VII

SHARE CERTIFICATES

Section 1.             The share certificates of the Corporation shall be numbered and registered in the transfer records of the Corporation as they are issued.  They shall bear the corporate seal, or a facsimile thereof, and shall be signed by the President or a Vice President and by the Secretary or Assistant Secretary.  If the certificates are signed by a Transfer Agent and a Registrar, the signatures of the officers of the Corporation may be facsimile.

Section 2.             The Board of Directors shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of the shares of the Corporation and may require that share certificates be countersigned by one or more of such Transfer Agents and Registrars.

Section 3.             Transfers:  All transfers of the shares of the Corporation shall be made upon the books of the Corporation by the holders of the shares in person or by their legal representatives.  Share certificates shall be surrendered and cancelled at the time of transfer.

Section 4.             Loss of Certificates:  In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

ARTICLE VIII

BOOKS AND ACCOUNTS

Section 1.            The Corporation shall keep books and records of account and minutes of the proceedings of the Stockholders, Board of Directors and executive committees, if any.  Such books, records and minutes may be kept outside this State.  The Corporation shall keep at its principal office, its registered office or at the office of a transfer agent a record or records containing the names and addresses of all Stockholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof.  Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time, and the Corporation shall convert into readable form without charge any such records not in such form, upon the written request of any person entitled to inspect them.

Section 2.            Inspection:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to determine from time to time whether and, if allowed, under what conditions and regulations the accounts and books of the Corporation (other than the stock and transfer books), or any of them, shall be open to the inspection of the Stockholders, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly, subject to applicable law.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 1.             Monetary Disbursements:  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2.             Fiscal Year:  Effective January 1, 2000, the fiscal year of the Corporation shall begin on the first day of January of each year.  Prior to January 1, 2000, the fiscal year of the Corporation shall begin on the first day of August of each year.

Section 3.             Dividends:  The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 4.             Reserve:  Before payment of any dividend there may be set aside sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interests of the Corporation and the Directors may abolish any such reserve in the manner in which it was created.

Section 5.             Giving Notice:  Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail.  If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the Corporation with postage prepaid thereon.  Such notice shall specify the place, day and hour of the meeting and, in the case of a Stockholders’ meeting, the general nature of the business to be transacted.

In computing the period of time for the giving of any notice required or permitted by statute or by the Certificate of Incorporation or by these By-Laws or by any resolution of Directors or Stockholders, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included.

Section 6.             Loans to Officers and Employees:  The Corporation may lend money to or guarantee any obligation of or otherwise assist any officer or other employee of the Corporation or of any subsidiary whenever it may reasonably be expected to benefit the Corporation.  The loan, guarantee or other assistance may be made with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

Section 7.             Disallowed Compensation:  Any payments made to an officer or employee of the Corporation such as salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him which shall be disallowed as a deductible expense for tax purposes shall be reimbursed by such officer or employee to the Corporation to the full extent of the disallowance, provided, however, that partial disallowances through no fault of the employee, such as those provided by Section 274 of the Internal Revenue Code, at the discretion of the Chief Executive Officer need not be reimbursed. In lieu of payment by the officer or employee and subject to the determination of the Directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been fully recovered.

ARTICLE X

INDEMNIFICATION

Section 1.             Indemnification:  Each person who was or is made a party or is threatened  to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the  Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon the determination, in the manner provided by law, that indemnification of the director, officer, employee or agent of the Corporation is proper in the circumstances.  The Corporation, to the full extent permitted by law, may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

To the extent that a current or former director, officer, employee or agent of the Corporation is successful on the merits or otherwise in defense of any action, suit or proceeding, the Corporation shall, to the fullest extent permitted by the DGCL, indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

The indemnification and advancement of expenses provided by the DGCL shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any By-Law, agreement, vote of Stockholders or disinterested directors or otherwise.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay such amount if it shall ultimately be determined that such person is not entitled to be so indemnified.

ARTICLE XI

AMENDMENTS

Section 1.             The Board of Directors shall have the power to amend, alter or repeal these By-Laws but By-Laws made by the Board of Directors may be altered and repealed and new By-Laws may be made by the Stockholders.

APPENDIX C -1

  FORM AMENDMENT TO EFFECT THE REVERSE SPLIT

        THIRD:    The Corporation hereby deletes Section A of Article IV of its Certificate of Incorporation in its entirety and replaces it with the following:

“A.  Shares. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into one-[________]th (1/[_____]th) of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation and that instead of issuing fractional shares, the Corporation shall pay in cash the fair value of such fractions of a share as of the time when this amendment becomes effective.

        The total number of shares of all classes of stock which the Corporation shall be authorized to issue is thirty-one million (31,000,000) shares, divided into six million (6,000,000) shares of Preferred Stock, without par value (herein called "Preferred Stock"), and twenty-five million (25,000,000) shares of Common Stock, of the par value of twenty cents ($0.20) per share (herein called "Common Stock").”

C-1-1

APPENDIX C -2

FORM AMENDMENT TO EFFECT THE FORWARD SPLIT

        THIRD:    The Corporation hereby deletes Section A of Article IV of its Certificate of Incorporation in its entirety and replaces it with the following:

“A.  Shares.  Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and hereby is automatically reclassified and changed (without any further act) into [_______] ([_____]) fully-paid and nonassessable shares of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

        The total number of shares of all classes of stock which the Corporation shall be authorized to issue is thirty-one million (31,000,000) shares, divided into six million (6,000,000) shares of Preferred Stock, without par value (herein called "Preferred Stock"), and twenty-five million (25,000,000) shares of Common Stock, of the par value of twenty cents ($0.20) per share (herein called "Common Stock").”

C-2-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SL INDUSTRIES, INC.

Proxy -- Annual Meeting of Shareholders
December __, 2010

The undersigned, a shareholder of SL Industries, Inc., a New Jersey corporation (the “Company”), does hereby appoint Glen M. Kassan and William Fejes (with full power to act alone), the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Shareholders of the Company to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York on January __, 2011 at [______] A.M., Eastern Time, or at any adjournment or postponements thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated ___2010, and a copy of the Company's Annual Report, as amended, for the year ended December 31, 2009.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO (A) ELECT THE PERSONS NOMINATED FOR DIRECTOR, (B) AMEND THE COMPANY’S 2008 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK SUBJECT TO THE 2008 INCENTIVE STOCK PLAN FROM 315,000 SHARES TO [_________] SHARES, (C) CHANGE THE COMPANY’S STATE OF INCORPORATION FROM NEW JERSEY TO DELAWARE THROUGH A MIGRATORY MERGER WITH A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, (D) AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO EFFECT A 1-FOR-[____] REVERSE STOCK SPLIT FOLLOWED BY A [____]-FOR-1 FORWARD STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY, AND (E) RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CONTINUED TO BE COMPLETED, SIGNED
AND DATED ON THE REVERSE SIDE

ANNUAL MEETING OF SHAREHOLDERS OF SL INDUSTRIES, INC., December __, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and any amendment thereto for the year ended December 31, 2009, and Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2010 are available at: [www.____________________].

Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	ELECTION OF DIRECTOR NOMINEES

GLEN M. KASSAN	MARK E. SCHWARZ
JOHN H. MCNAMARA, JR.	AVRUM GRAY
WARREN LICHTENSTEIN	JAMES A. RISHER

[     ]  For the election as directors for the ensuing year of all nominees listed above. (TO WITHHOLD AUTHORITY TO VOTE “FOR” ANY SPECIFIC NOMINEES, CHECK THE FORGOING BOX AND CLEARLY STRIKE OUT OR LINE THROUGH WITH DARK INK SUCH NOMINEE'S NAME IN THE LIST ABOVE.)

[ ] WITHHOLD AUTHORITY TO VOTE “FOR” ALL NOMINEES LISTED ABOVE.

2.
TO APPROVE AN AMENDMENT OF THE COMPANY’S 2008 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK SUBJECT TO THE 2008 INCENTIVE STOCK PLAN FROM 315,000  SHARES TO [_________] SHARES.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	TO CHANGE THE COMPANY’S STATE OF INCORPORATION FROM NEW JERSEY TO DELAWARE THOUGH A MIGRATORY MERGER WITH A WHOLLY OWNED SUBSIDIARY OF THE COMPANY.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY, TO EFFECT A 1-FOR-[____] REVERSE STOCK SPLIT FOLLOWED BY A [____] -FOR-1 FORWARD STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting and any adjournment of postponement thereof.

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature:__________________                                                                Date______________

Signature:__________________                                                                Date______________

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:       ____________